UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Landstar System, Inc.
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LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

March 28, 2023

To the Stockholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Landstar System, Inc., on Wednesday, May 10, 2023, at 9:00 a.m., Eastern Time, to be held in a virtual-only meeting format. A notice of meeting, a proxy card, the 2022 Annual Report on Form 10-K and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, please vote promptly by telephone, via the Internet or by signing, dating and returning the enclosed proxy card. Instructions for voting by telephone or via the Internet are included on the enclosed proxy card.

I look forward to the Annual Meeting of Stockholders and I hope you will attend the virtual meeting or be represented by proxy. As always, we encourage you to vote your shares prior to the annual meeting.

JAMES B. GATTONI
President and Chief Executive Officer

LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2023

Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of Landstar System, Inc., a Delaware corporation (the “Company”), will be held in a virtual-only meeting format on Wednesday, May 10, 2023, at 9:00 a.m. Eastern Time, for the following purposes:

(1) To elect three (3) members of the Board of Directors;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023;

(3) To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the Company’s current classified board structure and provide for the annual election of directors (the “Declassification Proposal”);

(4) To hold an advisory vote on executive compensation;

(5) To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

(6) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 15, 2023 will be entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the meeting will be available during business hours from April 26, 2023 to the date of the meeting at the address set forth above, the Company’s corporate headquarters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder meeting to be held on May 10, 2023:

•	The proxy statement and annual report to security holders are available at www.landstar.com and www.proxyvote.com.

The platform for the virtual 2023 Annual Meeting includes functionality that provides validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual Annual Meeting are provided below. Once admitted, stockholders may view reference materials, submit questions and vote their shares by following the instructions that will be available on the meeting website.

For admission to the 2023 Annual Meeting, stockholders may go to www.virtualshareholdermeeting.com/LSTR2023 and enter the 16-digit control number you received with your proxy materials. Online access to the 2023 Annual Meeting will open at 8:45 a.m., Eastern Time on the morning of the meeting to allow time for stockholders to log-in prior to the start of the live audio webcast of the 2023 Annual Meeting at 9:00 a.m. Eastern Time. Persons who do not have a control number may attend as guests and will be able to hear the audio webcast but will not be able to utilize the question, voting or other functionality noted above. A recording of the webcast will be available at www.virtualshareholdermeeting.com/LSTR2023, approximately 24 hours after the conclusion of the meeting.

All stockholders are cordially invited to attend the 2023 Annual Meeting. Whether you expect to attend the meeting or not, your proxy vote is very important. To assure your representation at the 2023 Annual Meeting, the Company encourages you to vote in advance of the meeting by using one of the methods set forth below, whether or not you plan to access the virtual meeting.

Vote by Internet

Go to www.proxyvote.com until 11:59 p.m. Eastern Time on May 9, 2023.

Vote by Phone

Call toll-free 1-800-690-6903 until 11:59 p.m. Eastern Time on May 9, 2023.

Vote by Mail

Complete, sign and date the latest proxy/voting instruction card and return it in the postage-paid envelope the Company has provided.

The proxy statement and annual report are available at:

www.landstar.com and www.proxyvote.com

We are furnishing our proxy materials to all of our stockholders over the Internet rather than in paper form. We believe that this delivery process lowers the costs of printing and distributing our proxy materials and reduces our environmental impact, without impacting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on March 15, 2023 will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and may vote at the meeting. Such stockholders will also receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders on or about March 28, 2023.

By Order of the Board of Directors

MICHAEL K. KNELLER
Vice President, General Counsel and Secretary

Jacksonville, Florida

March 28, 2023

LANDSTAR SYSTEM, INC.

13410 Sutton Park Drive South

Jacksonville, Florida 32224

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2023

The proxy statement and annual report to stockholders are available at

www.landstar.com and www.proxyvote.com

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are pleased to provide access to our proxy materials over the Internet to all of our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to our stockholders on or about March 28, 2023. Stockholders will have the ability to access the proxy materials on the websites listed above, or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability.

The Notice of Internet Availability also provides instructions on how you may request that we send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by e-mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

LANDSTAR SYSTEM, INC.

PROXY STATEMENT

March 28, 2023

INTRODUCTION

This Proxy Statement (the “Proxy Statement”) has been made available on the Internet to the stockholders of Landstar System, Inc., a Delaware corporation (the “Company” or “Landstar”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the 2023 Annual Meeting of Stockholders to be held on Wednesday, May 10, 2023, at 9:00 a.m., Eastern time (the “2023 Annual Meeting”). The 2022 Annual Report to Stockholders (the “2022 Annual Report”) (which, notwithstanding anything herein to the contrary, does not form a part of the proxy solicitation material relating to this Proxy Statement), including the financial statements of the Company for fiscal year 2022, has also been made available on the Internet. This Proxy Statement, the form of proxy, the Notice of 2023 Annual Meeting and the 2022 Annual Report (collectively, the “proxy materials”) are being made available to the stockholders of the Company on or about March 28, 2023. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. Please note that information contained or connected to any website referenced in this Proxy Statement is not incorporated by reference in this Proxy Statement or any other report or document we file with the SEC, unless expressly so provided in this Proxy Statement.

RECORD DATE

The Board has fixed the close of business on March 15, 2023 as the record date for the 2023 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the 2023 Annual Meeting in person or by proxy.

PROXIES

Shares cannot be voted at the 2023 Annual Meeting unless the owner thereof is present in person or by proxy. The proxies named on the proxy card were appointed by the Board to vote the shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”), represented by the proxy card. If a stockholder does not return a signed proxy card with respect to any of his or her shares, such shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how his or her shares are to be voted. All properly executed and unrevoked proxies that are received in time for the 2023 Annual Meeting will be voted at the 2023 Annual Meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted as follows: (i) “FOR” the election of the three members of the Board nominated by the Board for re-election and named in this Proxy Statement; (ii) “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the Company; (iii) “FOR” the proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the Company’s current classified board structure and provide for the annual election of directors (the “Declassification Proposal”); (iv) “FOR” the proposal regarding an advisory vote on executive compensation; and (v) “FOR” “ONE” year as the frequency of an advisory vote on executive compensation. Each of these proposals is more fully described in this Proxy Statement. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2023 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before such proxy is voted of a duly executed proxy bearing a later date,

(ii) by written notice of the revocation of such proxy to the Secretary of the Company received before such proxy is voted or (iii) by such person(s) voting in person at the 2023 Annual Meeting.

The Board has selected Broadridge Investor Communication Solutions, Inc. as Inspector of Election (the “Inspector”) pursuant to Article I of the Company’s Bylaws, as amended and restated (the “Bylaws”). The Inspector shall ascertain the number of shares of Common Stock outstanding, determine the number of shares represented at the 2023 Annual Meeting by proxy or in person and count all votes. Each stockholder shall be entitled to one vote for each share of Common Stock held by such stockholder and such votes may be cast either in person or by proxy.

PROXY SOLICITATION

The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson LLC as the proxy solicitor for the 2023 Annual Meeting for a fee of approximately $10,000 plus reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

A description of the procedures as to how stockholders may send communications to the Board or individual Board members is included on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

VOTING SECURITIES

Shares of Common Stock are the only class of voting securities of the Company which are outstanding. On March 15, 2023, 36,022,772 shares of Common Stock were outstanding. At the 2023 Annual Meeting, each stockholder of record at the close of business on March 15, 2023 will be entitled to one vote for each share of Common Stock owned by such stockholder on that date as to each matter properly presented to the 2023 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock on such date shall constitute a quorum for purposes of the 2023 Annual Meeting (a “Quorum”).

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

The Board is currently divided into three classes (Class I, Class II and Class III), with directors of the Board (collectively, “Directors”) in each class serving staggered three-year terms. At each annual meeting of stockholders, the terms of the Directors in one of these three classes is scheduled to expire. At that annual meeting of stockholders, Directors are elected to a class to succeed the Directors whose terms are then expiring, with the terms of that class of Directors so elected to expire at the third annual meeting of stockholders thereafter. Pursuant to the Bylaws, in furtherance of dividing the Board into classes that are as nearly equal in number as possible, the Board may nominate one or more persons for election to the Board and the stockholders may elect such nominee to a class of Directors having a term that expires less than three years after the annual meeting of stockholders at which such nominee is elected.

There are currently eight members of the Board: three Class I Directors whose terms will expire at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), two Class II Directors whose terms will expire at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and three Class III Directors whose terms will expire at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”).

If Proposal Number Three (the “Declassification Proposal”) is approved by stockholders at the 2023 Annual Meeting, then the Directors elected at the 2023 Annual Meeting and at future Annual Meetings will be elected for one-year terms. If the Declassification Proposal is not approved by stockholders at the 2023 Annual Meeting, then the present classification of the Board will continue, and the Directors up for election at the 2023 Annual Meeting and future Annual Meetings will continue to be elected for three-year terms. See the Declassification Proposal and the related Appendix A, which includes the proposed amendment to the Company’s Restated Certificate of Incorporation to provide for the annual election of Directors (the “Declassification Amendment”) for additional details on the Declassification Proposal and the vote required for its approval. The description of Director terms in this Proposal Number One is qualified by reference to Declassification Proposal and the related Declassification Amendment.

The Board has nominated Mr. David G. Bannister, Mr. James L. Liang, and Mr. George P. Scanlon as Directors for election at the 2023 Annual Meeting. It is intended that the shares represented by the form of proxy will be voted at the 2023 Annual Meeting for the election of nominees Mr. David G. Bannister, Mr. James L. Liang, and Mr. George P. Scanlon as Directors, unless the proxy specifies otherwise. If the stockholders approve the Declassification Proposal at the 2023 Annual Meeting, Messrs. Bannister, Liang and Scanlon would each be elected for a term to expire at the 2024 Annual Meeting. If the stockholders do not approve the Declassification Proposal at the 2023 Annual Meeting, Messrs. Bannister, Liang and Scanlon would each be elected as a Class III Director for a term to expire at the 2026 Annual Meeting. Mr. Bannister, Mr. Liang and Mr. Scanlon have each indicated their willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, Mr. Bannister, Mr. Liang or Mr. Scanlon is not available for election at the time of the 2023 Annual Meeting, the shares represented by the form of proxy may be voted for the election of one or more substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for such substitute nominee(s).

Assuming the presence of a Quorum, to be elected, a nominee must receive the affirmative vote of a majority of the votes cast by the holders of Common Stock with respect to that director’s election at the 2023 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of each of the nominees named above for election as a Director at the 2023 Annual Meeting and the other persons whose terms as Directors will continue after the 2023 Annual Meeting.

Name	Age	Business Experience
Nominees for election as a Director at the 2023 Annual Meeting of Stockholders

David G. Bannister	67

Mr. Bannister has been a Director of the Company since April 1991. Mr. Bannister is a private investor. From May 2005 to September 2014, Mr. Bannister held a number of positions with FTI Consulting, Inc. (“FTI”), a global business consulting firm listed on the New York Stock Exchange (“NYSE”). Effective April 1, 2011, Mr. Bannister was elected to the position of Chairman of the North American Region of FTI. In this capacity, Mr. Bannister had operating and profitability responsibility for FTI’s client-service operations and business segments. Mr. Bannister served as Executive Vice President and Chief Financial Officer of FTI from March 2010 to April 2011, Executive Vice President – Corporate Development and Chief Administrative Officer from December 2008 to March 2010, Executive Vice President – Corporate Development from June 2006 to December 2008 and Senior Vice President – Business Development from May 2005 to June 2006. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, Inc., a private equity and venture capital firm. Prior to joining Grotech Capital Group, Inc. in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated.

Mr. Bannister has broad financial and strategic experience through a long career that has included work as (i) an investment banker focused on the transportation sector, (ii) a private equity and venture capital investor and (iii) as a senior executive with FTI. In his former capacity as a senior executive with FTI, Mr. Bannister was involved extensively with FTI’s operational strategy and global expansion, with responsibility for all of FTI’s business segments, budgeting and strategic growth initiatives. Earlier in his career, Mr. Bannister was a certified public accountant with Deloitte, Haskins and Sells and has extensive experience with financial reporting and auditing matters. The Board believes Mr. Bannister’s experience, together with his over 30 years of service as a Director of the Company, allows him to bring a sophisticated, diverse and seasoned business perspective to the Board.

James L. Liang	65	Mr. Liang was appointed as a Director of the Company by the Board on March 1, 2022, and, subsequently, was elected by the Company’s stockholders at the 2022 Annual Meeting as a Class III Director. Mr. Liang is the founder of Hope Street Advisers, LLC, an investment firm through which he invests in early-stage technology companies, and an operating partner at Updata Partners LLC, a growth equity investment firm focused on B2B software companies. Earlier in his career, Mr. Liang served

Name	Age	Business Experience

from 2008 to 2011 as the Senior Vice President, Strategy & Corporate Development at Amdocs, Ltd., a publicly held software company listed on the NASDAQ Global Select Market, where he led all corporate strategic planning and acquisition activities. Before that, Mr. Liang served as Vice President, Strategy – Global Technology Services (GTS), IBM’s technology services division, leading initiatives to drive global growth. Prior to his roles as an operator, Mr. Liang was an investment banker at Morgan Stanley & Co., Inc. from 1993 to 2004, culminating his service at Morgan Stanley as the head of global technology investment banking. Mr. Liang also serves on the board of directors of Glassbox Ltd., a software company incorporated in Israel and listed on the Tel Aviv Stock Exchange.

Mr. Liang has extensive experience working in and with innovative companies as an investor, operator and advisor. The Board believes Mr. Liang provides important strategic and financial expertise rooted in a technology-based background.

George P. Scanlon	65

Mr. Scanlon has been a Director of the Company since May 2017. Mr. Scanlon is a private investor. From 2010 to 2013, Mr. Scanlon was the Chief Executive Officer of Fidelity National Financial, Inc. (“FNF”), after serving as Chief Operating Officer of FNF earlier in 2010. FNF, listed on the NYSE, is the nation’s largest title insurance company, through its title insurance underwriters, and a leading provider of technology and transaction services to the real estate and mortgage industries. Mr. Scanlon also served as the Executive Vice President – Finance of Fidelity National Information Services from 2009 to 2010 and the Chief Financial Officer of Fidelity National Information Services, also listed on the NYSE, from 2008 to 2009. Prior to working at FNF, Mr. Scanlon served as the Chief Financial Officer at several companies in various industries, including real estate, technology and data services. Earlier in his career, Mr. Scanlon worked for approximately 18 years for Ryder System, Inc., a NYSE-listed transportation and supply chain management solutions company, in a number of financial, audit and strategic roles, and for Price Waterhouse (now PricewaterhouseCoopers International Limited) (“PwC”) as an accountant. Mr. Scanlon also currently serves on the board of directors of Weave Communications, Inc., a NYSE listed company, and Cyndx Holdco, Inc., a privately held company. Mr. Scanlon previously served on the board of directors of WageWorks, Inc., formerly a NYSE-listed company, from 2018 to 2019 and Remy International, Inc., formerly a NASDAQ-listed company, from 2012 to 2015.

Mr. Scanlon has broad business, financial and strategic expertise through a long career with both public and private companies in a number of industries. Mr. Scanlon’s service as an executive at FNF, particularly his service as the former Chief Executive Officer of FNF, brings valuable experience to the Board. FNF also owned minority or majority equity positions in a number of

Name	Age	Business Experience
		private portfolio companies on whose boards Mr. Scanlon served, including Comdata, Inc., a leading provider of fleet management and B2B payment solutions for the trucking industry and a key vendor to the Company. Mr. Scanlon also offers a very strong financial background, having served as the chief financial officer at a number of companies, as a financial executive at Ryder System, Inc., and as an accountant at PwC.

Directors whose terms expire at the 2024 Annual Meeting of Stockholders

James B. Gattoni	61

Mr. Gattoni was appointed as a Director of the Company by the Board on January 29, 2015, and, subsequently, was elected by the Company’s stockholders at the 2015 Annual Meeting as a Class I Director. Mr. Gattoni has been President and Chief Executive Officer of the Company since December 29, 2014, the first business day of the Company’s 2015 fiscal year. From November 2, 2020 until May 24, 2021, Mr. Gattoni also served as the Company’s interim principal financial officer after the departure of the Company’s prior CFO. Mr. Gattoni was President and Chief Financial Officer of the Company from January 2014 to December 28, 2014. Mr. Gattoni was Executive Vice President and Chief Financial Officer from January 2013 to January 2014. Mr. Gattoni was Vice President and Chief Financial Officer of the Company from April 2007 to January 2013. Mr. Gattoni was Vice President and Co-Chief Financial Officer of the Company from January 2007 to April 2007. He was Vice President and Corporate Controller of Landstar System Holdings, Inc. (“LSHI”) from July 2000 to January 2007. He was Corporate Controller of LSHI from November 1995 until July 2000. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

Mr. Gattoni has significant financial, administrative and operational experience with the Company, having served as the Chief Financial Officer from 2007 through 2014 and as President of the Company since 2014. Mr. Gattoni has been instrumental in contributing to the growth of Landstar over his twenty-five-plus year career with the Company and, as Chief Executive Officer, is responsible for leading the overall strategic direction of the enterprise. Prior to joining the Company, Mr. Gattoni was a certified public accountant in audit with KPMG for approximately eight years.

Anthony J. Orlando	63	Mr. Orlando has been a Director of the Company since May 2015. Mr. Orlando is currently a private investor. From October 2004 until March 2015, Mr. Orlando served as the President and Chief Executive Officer of Covanta Holding Corporation (“Covanta”), a leading provider of sustainable waste and energy solutions that was listed on the NYSE during his tenure. Prior to serving as the President and Chief Executive Officer of Covanta, Mr. Orlando was the President and Chief Executive Officer of Covanta Energy from November 2003 to October 2004. From March 2003 to

Name	Age	Business Experience

November 2003, Mr. Orlando served as Senior Vice President, Business and Financial Management of Covanta Energy. Mr. Orlando served in various other capacities with Covanta and its affiliates beginning in 1987. Mr. Orlando formerly served on the board of directors of Covanta from 2005 to 2017, and on the board of directors of Contura Energy, Inc., an NYSE-listed company, from 2017 to 2019.

Mr. Orlando has extensive business experience, having served in a number of different roles at Covanta with responsibility for, among other areas, strategic, operational and financial matters. The Board believes Mr. Orlando’s service, in particular as Chief Executive Officer of Covanta, adds valuable expertise to the Board.

Teresa L. White	56

Ms. White was appointed as a Director of the Company by the Board on March 1, 2022, and, subsequently, was elected by the Company’s stockholders at the 2022 Annual Meeting as a Class I Director. Ms. White served as President of Aflac U.S., which constitutes the operating U.S. insurance businesses for Aflac Incorporated, a publicly held company listed on the NYSE, from October 2014 until March 2023. Prior to becoming President, Ms. White served in various leadership positions with Aflac, including Chief Operating Officer from July 2013 to September 2014, Executive Vice President and Chief Services Officer from October 2012 to July 2013 and Executive Vice President and Chief Administrative Officer from March 2008 to October 2012, among others. Ms. White also serves on the Board of Directors of Synovus Financial Corporation, a NYSE listed company. Ms. White has served on the boards of various non-profit and professional organizations, including the Georgia Chamber Board of Governors, Neighborworks Columbus and Americas Health Insurance Plans.

Ms. White’s long, multifaceted career at Aflac has included responsibility over many key functional areas, including marketing, sales and distribution, information technology, corporate communications, operations, U.S. financial management and shared services. As President of Aflac U.S., she oversaw the company’s extensive distribution network of individual agents and brokers across the U.S., as well as nearly 5,000 employees. Ms. White’s extensive operational and strategic background, coupled with her marketing, sales, talent and risk management experience in a large, sophisticated business with an extensive independent agent network provides valuable experience and expertise to the Board.

Directors whose terms expire at the 2025 Annual Meeting of Stockholders

Homaira Akbari	62	Dr. Akbari has been a Director of the Company since January 2013. Dr. Akbari is currently the President and Chief Executive Officer of AKnowledge Partners, LLC, a global advisory firm providing high-impact consultative strategies and advice to

Name	Age	Business Experience

Fortune 1000 companies and private equity firms in the sectors of The Internet of Things, cybersecurity, enterprise software and artificial intelligence. From 2007 to 2012, Dr. Akbari was the President and Chief Executive Officer of SkyBitz, Inc., a leading provider of remote asset tracking and security solutions specializing in real-time decision-making tools for companies with unpowered assets such as truck trailing equipment, intermodal containers and rail cars. Prior to her service with SkyBitz, Dr. Akbari held executive positions at Microsoft Corporation, Thales Group, TruePosition, Inc., a subsidiary of Liberty Media Corporation, and Cambridge Strategic Management Group (CSMG). Dr. Akbari holds a Ph.D. in particle physics from Tufts University and is presently a member of the Business Board of Advisors for Carnegie Mellon University. Dr. Akbari also serves on the Board of Directors of Banco Santander, S.A., a company incorporated in Spain and listed on the NYSE, and Temenos AG, a company incorporated in Switzerland and listed on the SIX Swiss Exchange. Dr. Akbari also has served since 2020 on the Board of Directors of Santander Consumer USA Holdings Inc., formerly a NYSE listed company until January 2022. Dr. Akbari formerly served on the board of directors of (i) Covisint Corporation, a company formerly listed on the NASDAQ, from 2014 to 2016, (ii) GEMALTO N.V., a company incorporated in the Netherlands and formerly listed on the Euronext Amsterdam and Euronext Paris, from 2013 to 2019, and (iii) Veolia S.A., a company incorporated in France and listed on the Euronext Paris, from 2015 to 2019.

Dr. Akbari has extensive business experience, with an emphasis on the use of technology within the transportation and logistics sector. The Board believes Dr. Akbari’s experience as leading AKnowledge Partners and as the former Chief Executive Officer of SkyBitz, a major technology vendor to the transportation sector, as well as to many industrial sectors served by the Company, provides important technological and business expertise to the Board. The Board also believes that Dr. Akbari’s prior executive service in various capacities with a number of large multinational corporations provides the Board with additional expertise in international matters.

Diana M. Murphy	66	Ms. Murphy was elected by the Board of Directors as non-executive Chairman of the Board on May 19, 2015. Ms. Murphy served as Lead Independent Director of the Board from May 2012 to May 2015. Ms. Murphy has been a Director of the Company since February 1998. Ms. Murphy is a Managing Director of Rocksolid Holdings, LLC, a private equity firm. She was the Managing Director of the Georgia Research Alliance Venture Fund from 2012 to 2015. From 1997 to 2007, she was a Managing Director at Chartwell Capital Management Company, a private equity firm. Prior to that time, Ms. Murphy spent over 15 years in various senior management positions in the publishing industry. Ms. Murphy also serves on the Board of Directors of

Name	Age	Business Experience

American International Group, Inc. (AIG), a NYSE listed company, and Synovus Financial Corporation, a NYSE listed company. Ms. Murphy served on the Board of Directors of CTS Corporation, a NYSE listed company, from 2010 to 2020. Ms. Murphy also serves on the Board of Directors of several private companies and non-profit organizations and is a past President of the United States Golf Association.

Ms. Murphy has extensive experience in leadership roles on boards of publicly traded, private and non-profit organizations. The Board believes Ms. Murphy’s business acumen and expertise in strategic planning, management development and risk management, allows her to add important perspective and experience to the Board.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when matters require Board action between scheduled meetings. In addition, the Independent Directors (as defined below) of the Board meet regularly in executive session without any other members of management or the Board present.

Attendance at Annual Meetings

Each member of the Board is required to attend all meetings (whether special or annual) of the stockholders of the Company. In the case where a Director is unable to attend a special or annual stockholders’ meeting, such absence shall be publicly disclosed in the subsequent Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) and an explanation for such absence shall be provided to the Company’s Nominating and ESG Committee. Any consideration of additional Company action, as appropriate, with respect to such absence shall be solely within the discretion of the Nominating and ESG Committee of the Board. All current Board members attended the 2022 Annual Meeting, which was held virtually.

Attendance at Board Meetings

During the Company’s 2022 fiscal year, the Board held twelve meetings and did not act by unanimous written consent. During the Company’s 2022 fiscal year, each current Director who served on the Board in 2022 attended 75% or more of the total number of meetings of the Board and all committees of the Board on which such Director serves.

Independent Directors

Each of Homaira Akbari, David G. Bannister, James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon and Teresa L. White is an “independent director,” as defined in Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market and Item 407(a) of Regulation S-K promulgated under the Securities Act and meets the requirements of Rule 5605(c)(2)(A) of such NASDAQ rules and Item 407(a) of Regulation S-K promulgated under the Securities Act (such Directors are, collectively, the “Independent Directors”). The Independent Directors held five meetings during fiscal year 2022, in each case in executive session without any other members of management or the Board present.

Structure and Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating and ESG Committee, a Safety and Risk Committee and a Strategic Planning Committee to devote attention to specific subjects. The functions of these committees and the number of meetings held during 2022 are described below. The Board does not currently have an Executive Committee. The Independent Directors have elected a non-executive Chairman, whose role is further described below. In addition, the Board has established a Disclosure Committee comprised of members of management, including one employee member of the Board, to establish and maintain certain disclosure controls and procedures to ensure accurate and timely disclosure in the Company’s periodic reports filed with the SEC, and a Risk Committee comprised of members of management, including one employee member of the Board, to identify, assess and manage the enterprise-wide significant risks and related policies and procedures of the Company.

Each of the Audit Committee, Compensation Committee and Nominating and ESG Committee solely consist of the Independent Directors, with a different Independent Director serving as the Chairman for each such committee. In addition, Mr. Scanlon serves as the Chairman of the Strategic Planning Committee and Dr. Akbari

serves as the Chairman of the Safety and Risk Committee, each of which is comprised of all of the Directors on the Board. Historically, each of the Audit Committee, Compensation Committee and Nominating and ESG Committee has typically invited Mr. Gattoni, the Director who does not serve on those committees, to attend all regular meetings of these three committees, excluding any meetings of the Compensation Committee to the extent pertaining to his executive compensation arrangements.

Leadership Structure of the Board

The leadership structure of the Board consists of: (i) a non-executive Chairman; (ii) an Independent Director serving as Chairman of the Audit Committee; (iii) an Independent Director serving as Chairman of the Compensation Committee; (iv) an Independent Director serving as Chairman of the Nominating and ESG Committee; (v) an Independent Director serving as Chairman of the Strategic Planning Committee; (vi) an Independent Director serving as Chairman of the Safety and Risk Committee; and (vii) an employee Director who also serves as the Company’s President and Chief Executive Officer. Each of the Audit Committee, the Compensation Committee and the Nominating and ESG Committee consists solely of Independent Directors.

The Board believes this leadership structure is appropriate for the Company as the Company’s Chief Executive Officer is responsible for leading the overall strategic direction of the enterprise; however, the Independent Directors, led by the non-executive Chairman of the Board, retain the decision making authority of the Board because the Independent Directors consist of a majority of the members of the Board. In addition, the Independent Directors constitute the sole members of the Audit Committee, Compensation Committee and Nominating and ESG Committee and a majority of members of the Strategic Planning Committee and the Safety and Risk Committee. The Board also believes that its leadership structure is supported by Independent Directors serving as the Chairman of each committee of the Board, as the Chairman of each committee of the Board has responsibility for setting the agenda for each meeting of that committee. Ms. Murphy, as non-executive Chairman, sets the agenda for the meetings of the Independent Directors. Further, the Company’s internal audit function reports directly to the Audit Committee. Finally, there are no meetings of the Board or any committee of the Board at which each Independent Director is not an invited member, the Independent Directors meet regularly in executive session without any members of management present, including Mr. Gattoni, and the Independent Directors have significant input regarding the Board’s agenda and information flow.

Non-Executive Chairman

On May 19, 2015, the Board elected Diana M. Murphy to serve as non-executive Chairman of the Board for such term as the Board may determine. In appointing Ms. Murphy as the non-executive Chairman of the Board following the Company’s 2015 Annual Meeting, the Board considered Ms. Murphy’s extensive experience with the Company having served on the Board since 1998, including her service as Independent Lead Director since 2012 and her service at various times as Chairman of the Nominating and Corporate Governance Committee (subsequently renamed the Nominating and ESG Committee), the Strategic Planning Committee and the Compensation Committee.

The duties and responsibilities of the non-executive Chairman include: (i) to preside as the chairman at all meetings of the Board; (ii) to preside as the chairman at all meetings of the Independent Directors; (iii) to serve as a liaison between the Independent Directors and Mr. Gattoni; (iv) to coordinate with Mr. Gattoni to prepare meeting agendas and related materials for meetings of the Board; (v) to coordinate with the other Independent Directors of the Board to develop the agenda with respect to all meetings of the Independent Directors; (vi) to have the authority to call meetings of the Board and meetings of the Independent Directors; (vii) to approve the annual schedule of meetings of the Board; (viii) to ensure that the Board has adequate resources, including complete, timely information necessary to enable the members of the Board to perform their duties; and (ix) to communicate to management, as appropriate, the results of private discussions among the Independent Directors.

In addition to the aforementioned duties, the non-executive Chairman of the Board is also the Chairman of the Nominating and ESG Committee. In that capacity, Ms. Murphy leads the process by which potential new

Independent Directors are identified and evaluated. The Board believes it is important to confer this responsibility on the non-executive Chairman in order to support a Board structure where the Independent Directors retain the decision making authority of the Board.

Separation of the Roles of Chairman and Chief Executive Officer

Ms. Murphy, the former Lead Independent Director of the Company, was appointed non-executive Chairman of the Board, effective May 19, 2015. Historically, the Company has experienced periods during which the roles of Chairman of the Board and Chief Executive Officer have been combined and periods during which these roles have been separated. The Board believes that an analysis of whether the roles of Chairman of the Board and Chief Executive Officer should be separated is based on the facts and circumstances applicable at the time of the analysis and that it may not be appropriate under all circumstances to separate the roles of Chairman of the Board and Chief Executive Officer.

Classified Structure of the Board

As described above, the Board is currently divided into three classes (Class I, Class II and Class III), with Directors in each class serving staggered three-year terms. As further described in the Declassification Proposal, after a review of evolving corporate governance practices, and consistent with its strong commitment to the careful consideration of investor views, the Board has determined it is appropriate, advisable, and in the best interests of the Company and its stockholders to implement the Declassification Amendment and to recommend to stockholders the approval of the Declassification Proposal to implement the Declassification Amendment. In reaching this decision, the Board considered several factors, including:

•	the Board’s commitment to strong corporate governance practices and the accountability that comes with annual elections;

•	the Board’s responsiveness to stockholder sentiment and what many in the investor community consider to be governance best practices; and

•	Landstar’s significant maturation and history of stability and financial strength since its initial public offering in 1993.

If the Declassification Proposal is approved by the Company’s stockholders at the 2023 Annual Meeting, the Declassification Amendment would phase out the Company’s current classified structure of the Board and the Directors elected at the 2023 Annual Meeting and at future Annual Meetings will be elected for one-year terms. If the Declassification Proposal is not approved by stockholders at the 2023 Annual Meeting, the current classified structure of the Board will continue and Directors elected at the 2023 Annual Meeting and future Annual Meetings will continue to be elected for three-year terms.

Audit Committee

The members of the Audit Committee are Homaira Akbari, David G. Bannister, James L. Liang, Diana M. Murphy, Anthony J. Orlando (Chairman), George P. Scanlon and Teresa L. White, each an Independent Director.

The Charter of the Audit Committee was amended and restated by the Board at the May 18, 2020 Board meeting. The Charter of the Audit Committee more fully describes the purposes, membership, duties and responsibilities of the Audit Committee described herein. A copy of the Charter of the Audit Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the Company’s annual audit of the consolidated financial statements and audit of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm, the Board or through an anonymous submission of complaints. In addition, the Audit Committee preapproves all non-audit related services provided by the Company’s independent registered public accounting firm, currently KPMG, and approves the independent registered public accounting firm’s fees for services rendered to the Company. During the 2022 fiscal year, the Audit Committee held twelve meetings and did not act by written consent.

Compensation Committee

The members of the Compensation Committee are Homaira Akbari, David G. Bannister (Chairman), James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon and Teresa L. White, each an Independent Director.

The Compensation Committee functions include: (i) reviewing and making determinations with respect to matters having to do with the compensation of Executive Officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers and Directors. During the Company’s 2022 fiscal year, the Compensation Committee held six meetings and did not act by written consent.

The Charter of the Compensation Committee was amended and restated by the Board at the December 6, 2022 Board meeting. The Charter of the Compensation Committee more fully describes the purposes, membership, duties and responsibilities of the Compensation Committee described herein. A copy of the Charter of the Compensation Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer and the other Executive Officers and oversees the compensation payable to other employees of the Company. With regard to the Executive Officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee, following authorization by the Board, has delegated to the Company’s Chief Executive Officer authority with respect to management of annual salary decisions for employees making up to $200,000 in annual salary. In addition, the Compensation Committee has delegated to the Company’s Chief Executive Officer the authority with respect to the grant of restricted stock units and/or nonvested restricted stock up to an aggregate grant date fair value of $200,000 per employee (other than Executive Officers) with vesting over a period of no less than three years from the date of the grant following consultation with the Chairman of the Compensation Committee. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the Executive Officers of the Company, except with respect to the day-to-day operations of the Company’s compensation plans.

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. The Compensation Committee periodically reviews the Company’s compensation programs.

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee are Homaira Akbari, David G. Bannister, James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon and Teresa L. White. All members of the Compensation Committee are Independent Directors, and no member is or has been an employee of the

Company. During the Company’s 2022 fiscal year, no Executive Officer of the Company served as a member of the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board or the Compensation Committee.

Nominating and ESG Committee

The members of the Nominating and ESG Committee are Homaira Akbari, David G. Bannister, James L. Liang, Diana M. Murphy (Chairman), Anthony J. Orlando, George P. Scanlon and Teresa L. White, each an Independent Director.

The functions of the Nominating and ESG Committee include to (i) review the composition of the Board and its committees to determine whether it may be appropriate to add or remove individuals or otherwise change the composition thereof; (ii) oversee the self-evaluation of the Board and the self-evaluation of each Board committee; (iii) review and evaluate current directors for re-nomination to the Board or reappointment to any Board committee; (iv) identify individuals qualified and suitable to become Board members and recommend to the Board the director nominees for each annual meeting of stockholders; (v) develop and recommend to the Board a set of corporate governance principles applicable to the Company; and (vi) provide oversight of the Company’s corporate responsibility initiatives and principles, including those relating to environmental and social matters. During the Company’s 2022 fiscal year, the Nominating and ESG Committee held six meetings and did not act by written consent.

The Charter of the Nominating and ESG Committee was amended and restated by the Board at the December 8, 2020 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Nominating and ESG Committee described herein. A copy of the Charter of the Nominating and ESG Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Nominating and ESG Committee oversees an annual self-evaluation conducted by the Board in order to determine whether the Board and its committees are functioning effectively. The Nominating and ESG Committee also oversees individual Director self-assessments. The Nominating and ESG Committee considers the Board, committee and individual Director self-assessments for purposes of making recommendations to the Board as to the persons who should be nominated for election or re-election, as the case may be, at each upcoming annual meeting of stockholders.

The Nominating and ESG Committee considers candidates for the Board suggested by its members and other Board members, as well as management and stockholders. The Nominating and ESG Committee also has the authority to engage search firms to help conduct searches for new candidates for the Board. There are no differences in the manner in which the Nominating and ESG Committee evaluates nominees for the Board based on whether or not the nominee is recommended by one of its members, another Board member, management or a stockholder. The Nominating and ESG Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Nominating and ESG Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management Directors and Independent Directors, the need for Audit Committee or other relevant expertise, the evaluations of other prospective nominees and other individual qualities and attributes, including diversity, that contribute to a broad spectrum of experience among members of the Board. The Nominating and ESG Committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of the Nominating and ESG Committee, and others as appropriate, interview such prospective nominees whether in person or by telephone. After completing this evaluation and, if warranted, interview, the Nominating and ESG Committee makes a recommendation to the Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendation and report of the Nominating and ESG Committee.

Stockholders who wish to submit names to the Nominating and ESG Committee for consideration for nomination to the Board should do so in writing addressed to the Nominating and ESG Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

Following the recommendation of the Nominating and ESG Committee, the Board approved the Company’s revised Corporate Governance Guidelines at its August 3, 2022 meeting. The Corporate Governance Guidelines set forth, among other things, guidelines with respect to Director qualification standards and Board membership criteria, limitations on the number of public company boards on which a Director may serve, attendance of Directors at Board meetings, Director compensation, Director education, evaluation of the Company’s Chief Executive Officer and Board self-assessment. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.landstar.com under Investor Relations at https://investor.landstar.com/committee-details/corporate-governance-guidelines.

With respect to environmental and social matters, the Nominating and ESG Committee provides oversight with respect to the Company’s efforts and related public disclosure regarding environmental stewardship in its operations and social matters pertaining to the Company’s business, including current and emerging social trends and issues that may affect the business operations, performance and public image of the Company. Information regarding Landstar’s corporate responsibility efforts is available on the Company’s website at https://www.landstar.com/corporate-information/corporate-responsibility.

Safety and Risk Committee

The members of the Safety and Risk Committee are Homaira Akbari (Chairman), David G. Bannister, James B. Gattoni, James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon and Teresa L. White.

The Charter of the Safety and Risk Committee was amended and restated by the Board at the May 18, 2020 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Safety and Risk Committee described herein. A copy of the Charter of the Safety and Risk Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance. During the Company’s 2022 fiscal year, the Safety and Risk Committee held four meetings, no telephonic meetings and did not act by written consent.

The Safety and Risk Committee functions include the review and oversight of the Company’s safety performance, goals and strategies and the Company’s enterprise-wide risk identification, policies and procedures. The Company has also established a management risk committee, consisting of those members of executive management of the Company with ultimate responsibility for the Company’s enterprise risk management practices. The current members of this committee include the President and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President and Chief Commercial Officer, the Vice President and Chief Safety and Operations Officer, the Vice President and Chief Information Officer, the Director of Internal Audit, the Vice President, General Counsel and Secretary, the Vice President and Chief Administrative Officer and the Vice President, Corporate Controller. The management risk committee meets on a quarterly basis to review the Company’s enterprise-wide risk identification and monitoring practices, policies and procedures. Representatives from the management risk committee meet with the Safety and Risk Committee at least twice annually to review and discuss enterprise risk management within the Company.

The Safety and Risk Committee functions also include review with management of the performance, goals and strategies of the Company with respect to (i) the safety of its employee workforce, including, for example, with respect to illness or disease and other public health matters and related impacts on the operations of the Company, (ii) insurance-based risk management, which may involve the use of arrangements with third party insurance and reinsurance companies, the Company’s captive insurance company, and self-insurance and other risk-retention practices, and (iii) the security of and risks related to information technology systems and procedures, including cybersecurity, the Company’s information security training programs and other cyber and information security related matters.

Strategic Planning Committee

The members of the Strategic Planning Committee are Homaira Akbari, David G. Bannister, James B. Gattoni, James L. Liang, Diana M. Murphy, Anthony J. Orlando, George P. Scanlon (Chairman) and Teresa L. White. During the Company’s 2022 fiscal year, the Strategic Planning Committee held three meetings and did not act by written consent.

The Strategic Planning Committee functions include the review and consideration of the strategic objectives of the Company as well as the Company’s action plans designed and intended to achieve these strategic objectives. The Strategic Planning Committee solicits the views of the Company’s senior management and assesses strategic directions for implementation. The Strategic Planning Committee also reviews and approves the Company’s annual operating plan each year upon which is based the annual budgeted amount of diluted earnings per share that the Compensation Committee approves for purposes of establishing the “threshold” target under the Company’s incentive compensation program. See “Compensation Discussion and Analysis – Performance Based Compensation – Annual Incentive Compensation Program” for more information.

DIRECTOR QUALITIES, SKILLS, AND DIVERSITY

Core Competencies

Our Board believes that all Directors should possess certain core qualities that ensure their fitness to lead the Company, as described below. We believe that each of our Directors possesses the following skills:

•	Strategic Oversight experience is essential to guiding our long-term business strategy.

•	Stockholder Advocacy supports our goals of strong Board and management accountability and alignment with stockholder interests.

•	Leadership experience is important for setting the appropriate “tone at the top” and developing leadership qualities in others.

•	Integrity and Ethics are paramount for ensuring the sound reputation and operation of the Company.

Other Important Skills and Attributes

In addition to the core competencies noted above, our Board believes that the Company will be best served by Directors with a wide array of talents and perspectives to drive innovation, promote critical thinking and enhance discussion. Each of the following other important skills and attributes meaningfully adds to our Board’s depth.

Important Skills and Attributes	Homaira Akbari	David G. Bannister	James B. Gattoni	Teresa L. White	James L. Liang	Diana M. Murphy	Anthony J. Orlando	George P. Scanlon
Other Public Company Board Experience: Supports the Board through relevant knowledge and understanding.	●	●		●		●	●	●

Public Company Executive Experience: Supports the Company’s management team through relevant advice and leadership.		●	●	●	●	●	●	●

Financial/Accounting Experience: Critical to the oversight of the Company’s financial statements, financial reporting and internal controls.	●	●	●	●	●	●	●	●

Industry/Operational Experience: Contributes to a deeper understanding of the Company’s operations as well as challenges and opportunities relating to the Company’s business model.	●	●	●	●			●	●

Capital Allocation, Financing and Investment: Valuable in overseeing the Company’s capital allocation strategies, capital structure and financing activities.	●	●	●		●	●	●	●

Public Company Executive Compensation Experience: Contributes to the Board’s ability to attract, motivate and retain executive talent and align executive compensation with long-term stockholder value.	●	●	●	●	●	●	●	●

Public Policy and Regulation: Contributes to the Board’s understanding of complex public policy issues and legal, regulatory, environmental and compliance risks.			●	●		●	●	●

Information Technology and Cybersecurity: Contributes to the Board’s understanding of information technology and cybersecurity risks and opportunities.	●		●	●	●			●

Communications and Brand Management: Valuable in managing communications with stakeholders and protecting the Company’s brand and reputation.	●	●	●	●		●

Sales and Marketing: Valuable in promoting and selling our services.	●	●		●		●

Risk Management and Insurance: Contributes to the identification, assessment and prioritization of risks facing the Company and the Company’s use of insurance to help manage certain risks		●	●	●		●	●	●

Board Diversity

The following table provides information in a standardized matrix pursuant to NASDAQ Rule 5606 setting forth as of March 28, 2023: (i) the total number of Company board members and (ii) how those board members self-identify regarding gender, predefined race and ethnicity categories and LGBTQ+ status.

Board Diversity Matrix (as of March 28, 2023)
Total Number of Directors	8

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

Definitions of the terms used in this table are adopted from the applicable NASDAQ rule and related guidance and are as follows:

•	Non-Binary – Refers to genders that are not solely man or woman. Someone who is non-binary may have more than one gender, no gender, or their gender may not be in relation to the gender binary.

•	African American or Black (not of Hispanic or Latinx origin) – A person having origins in any of the Black racial groups of Africa.

•

Alaskan Native or Native American – A person having origins in any of the original peoples of North and South America (including Central America), and who maintain cultural identification through tribal affiliation or community recognition.

•

Asian – A person having origins in any of the original peoples of the Far East, Southeast Asia, or the Indian subcontinent, including, for example, Cambodia, China, India, Japan, Korea, Malaysia, Pakistan, the Philippine Islands, Thailand, and Vietnam.

•

Hispanic or Latinx – A person of Cuban, Mexican, Puerto Rican, South or Central American, or other Spanish culture or origin, regardless of race. The term Latinx applies broadly to all gendered and gender-neutral forms that may be used by individuals of Latin American heritage, including individuals who self-identify as Latino/a/e.

•	Native Hawaiian or Pacific Islander – A person having origins in any of the peoples of Hawaii, Guam, Samoa, or other Pacific Islands.

•	White (not of Hispanic or Latinx origin) – A person having origins in any of the original peoples of Europe, the Middle East, or North Africa.

•	Two or More Races or Ethnicities – A person who identifies with more than one of the above categories.

•	LGBTQ+ – A person who identifies as any of the following: lesbian, gay, bisexual, transgender or as a member of the queer community.

COMPENSATION OF DIRECTORS

As disclosed in the Company’s Proxy Statement filed with the SEC on March 29, 2022, on May 11, 2022, following the 2022 Annual Meeting, the Board approved an increase in the annual fee paid to each Independent Director from $75,000 to $100,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chairman of a committee of the Board. For fiscal year 2022, each Independent Director received an annual fee at a rate of $75,000 for service prior to May 11 and $100,000 for the remainder of the year. Ms. Murphy, the non-executive Chairman of the Board, continued to receive an additional $50,000 annual fee to serve in that capacity.

Further, following approval by the Company’s stockholders of the 2022 Directors Stock Compensation Plan at the 2022 Annual Meeting, each Director who was neither an officer nor an employee of the Company was also entitled to receive a grant of restricted shares of Common Stock under the 2022 Directors Stock Compensation Plan on the first business day immediately following the 2022 Annual Meeting equal to a number of restricted shares of Common Stock determined based on the quotient of $150,000 divided by the fair market value of a share of Common Stock on the date of such grant, rounded to the nearest whole number of shares. Accordingly, each of the Independent Directors received a grant of 969 restricted shares of Common Stock under the 2022 Directors Stock Compensation Plan on May 12, 2022. Each such grant of restricted stock vests on the date of the next Annual Meeting following the 2022 Annual Meeting. Generally, the unvested shares of restricted stock are subject to forfeiture upon early departure of a Director from the Board for any reason prior to the Annual Meeting that immediately follows the Annual Meeting in respect of which such shares were granted.

In addition, in connection with the appointments of Ms. White and Mr. Liang to the Board on March 1, 2022, each received a restricted stock award under the Company’s 2013 Directors Stock Compensation Plan, as amended (the “2013 Directors Stock Plan”). As disclosed in a Current Report on Form 8-K filed by the Company on March 1, 2022, under the 2013 Directors Stock Compensation Plan, in the event that a non-employee director commences a term of Board service that is less than one year, such non-employee director would be entitled to receive a restricted stock award equal to the quotient of (i) $110,000 multiplied by a fraction, the numerator of which is the number of days in such term and the denominator of which is 365, divided by (ii) the fair market value of a share of Common Stock on the date of grant, rounded to the nearest whole number of shares. Accordingly, Ms. White’s and Mr. Liang’s restricted stock awards were determined by dividing $21,699 by the fair market value of a share of Common Stock on March 1, 2022, the date of grant, rounded to the nearest whole number of shares. As each non-employee director of the Company was entitled to receive an annual fee of $75,000, payable in quarterly installments, at the time each of Ms. White and Mr. Liang were appointed to the Board, effective as of March 1, 2022, Ms. White and Mr. Liang each received a pro-rated payment for the 2022 first quarter based on the number of days served on the Board during such quarter.

Directors are not paid a retainer fee upon election or re-election to the Board. Directors are reimbursed for expenses incurred in connection with attending Board meetings and other company-related expenses such as attending director educational events.

Mr. Gattoni, who is not an Independent Director, did not receive any compensation for services as Director, for services on committees of the Board or for attendance at meetings, but he was reimbursed for expenses incurred in his capacity as a Director.

Compensation Paid to Directors

The following table summarizes the compensation paid to Directors, other than Mr. Gattoni, during 2022.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	All Other Compensation ($)	Total ($)
Homaira Akbari	90,591	150,011	2,008	242,610
David G. Bannister	90,591	150,011	2,008	242,610
James L. Liang	77,198	171,644	581	249,423
Diana M. Murphy	140,591	150,011	2,008	292,610
Anthony J. Orlando	90,591	150,011	15,434	256,036
George P. Scanlon	90,591	150,011	2,008	242,610
Larry J. Thoele (2)	28,228	—	1,427	29,655
Teresa L. White	77,198	171,644	581	249,423

(1)

Dr. Akbari, Mr. Bannister, Mr. Liang, Ms. Murphy, Mr. Orlando, Mr. Scanlon and Ms. White were each granted 969 restricted shares on May 12, 2022, the first business day immediately following the date of the Company’s 2022 Annual Meeting. The fair market value of a share of Common Stock on May 12, 2022 was $154.81. Mr. Liang and Ms. White were each granted 140 restricted shares on March 1, 2022, upon their appointment as Directors of the Company, which vested on May 11, 2022. The fair market value of a share of Common Stock on March 1, 2022 was $154.52. At December 31, 2022, Dr. Akbari, Mr. Bannister, Mr. Liang, Ms. Murphy, Mr. Scanlon and Ms. White each had 969 restricted shares outstanding and Mr. Orlando had 4,331 deferred stock units and 969 restricted shares outstanding, respectively. Dr. Akbari, Mr. Bannister, Ms. Murphy and Mr. Scanlon were each paid dividends on unvested restricted stock of $2,008 in 2022. Mr. Liang and Ms. White were each paid dividends on unvested restricted stock of $581 in 2022. Mr. Thoele was paid dividends on unvested restricted stock of $1,427 in 2022. Mr. Orlando was paid dividends on unvested restricted stock of $2,008 and dividend equivalents on deferred stock units of $13,426 in 2022, respectively. Dividends paid on shares of unvested restricted stock and dividend equivalents paid on deferred stock units are included in All Other Compensation in the table above.

(2)	As previously disclosed, Mr. Thoele retired from the Board in May 2022 upon completion of his most recent three year term.

Director Stock Ownership Guidelines

The Compensation Committee of the Board has established stock ownership guidelines for Directors that recommend that each Director own a number of shares of the Company’s Common Stock in an amount no less than five times the annual cash fee payable to an outside Director within five years of such Director’s initial election to the Board. At March 15, 2023, each current Director who has served five years on the Board was in compliance with the stock ownership guidelines.

Hedging and Pledging of Common Stock by Directors

The Board has established a policy that prohibits the hedging and pledging of the Common Stock by all Directors under any circumstances.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to the independent registered public accounting firm’s independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management, the internal auditors and the independent registered public accounting firm.

In connection with these responsibilities, as discussed elsewhere in this Proxy Statement, the Audit Committee held four meetings and eight telephonic meetings during the Company’s 2022 fiscal year. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm. The Audit Committee discussed with representatives of the independent registered public accounting firm the overall scope and plans for these audits. The Audit Committee also met with representatives of KPMG, with and without management and the internal auditors present, to discuss the Company’s fiscal year 2022 financial statements and the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed the December 31, 2022 audited financial statements with management and reviewed and discussed the status of the Company’s internal control over financial reporting with management and the internal auditors. The Audit Committee also discussed with representatives of the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” adopted by the Public Company Accounting Oversight Board, and also received written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding KPMG’s independence from the Company. The Audit Committee had discussions with representatives of the independent registered public accounting firm concerning the independence of the independent registered public accounting firm under the rules and regulations governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management and the internal auditors concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

The Board has determined that Mr. Bannister, Mr. Liang, Mr. Orlando and Mr. Scanlon, each an independent director under the NASDAQ and SEC audit committee structure and membership requirements, meet the SEC criteria of an “audit committee financial expert” under the standards established by Item 407(d) of Regulation S-K under the Securities Act. Mr. Bannister’s background and experience includes serving as a Managing Director of Deutsche Bank Alex Brown Incorporated, a General Partner of Grotech Capital Group, and as a senior executive with FTI Consulting, Inc., a global business consulting firm listed on the NYSE. In addition, Mr. Bannister was a certified public accountant employed as an audit manager at the firm of Deloitte, Haskins and Sells. Mr. Liang’s background and experience includes serving as an investment banker at Morgan Stanley & Co., Inc. from 1993 to 2004, culminating his service at Morgan Stanley as the head of global technology investment banking. Mr. Liang also served in key executive roles at Amdocs, Ltd., a publicly held software company listed on the NASDAQ Global Select Market, where he led all corporate strategic planning and acquisition activities and as Vice President, Strategy – Global Technology Services (GTS), IBM’s technology services division, leading initiatives to drive global growth. Mr. Liang also has a Masters in Business Administration (Finance and Marketing) from the University of Chicago and a Bachelor of Science in Applied Mathematics & Economics from Brown University. Mr. Orlando’s background and experience includes serving as the CEO of Covanta from 2004 to 2015, during which time he actively supervised the principal financial and accounting officer of Covanta and helped to oversee and assess the performance of public accountants with respect to the preparation, auditing and evaluation of Covanta’s financial statements. Mr. Orlando also has a Masters in Business Administration (Finance) from Seton Hall University. Mr. Scanlon’s background and experience includes serving as the Chief Executive Officer of FNF, a company listed on the NYSE, after serving as the Executive Vice President – Finance of Fidelity National Information Services, also listed on the NYSE, from 2009 to 2010 and the Chief Financial Officer of Fidelity National Information Services from 2008 to 2009. Prior to working at FNF, Mr. Scanlon served as the Chief Financial Officer at several companies in various industries, including real estate, technology and data services as well as at PwC as an accountant.

During 2022, the Audit Committee preapproved the continuation of all non-audit services to be rendered to the Company by the independent registered public accounting firm in 2022 (which services are disclosed elsewhere in this Proxy Statement) and concluded that these services, if any, complied with maintaining the independence of the registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the 2022 Annual Report, filed with the SEC on February 24, 2023. The Audit Committee has also selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2023 and has recommended to the Board that this selection be presented to the stockholders for ratification.

THE AUDIT COMMITTEE

Anthony J. Orlando, Chairman

Homaira Akbari

David G. Bannister

James L. Liang

Diana M. Murphy

George P. Scanlon

Teresa L. White

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers (the “Executive Officers”) of the Company. The Executive Officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the Executive Officers of the Company, see “Security Ownership by Management and Others.” There are no family relationships among any of the Directors and Executive Officers of the Company or any of its subsidiaries.

Name	Age	Business Experience

James B. Gattoni	61	See previous description under “Directors of the Company.”

Joseph J. Beacom	58	Mr. Beacom has been an Executive Officer of the Company since January 2006. He has been Vice President and Chief Safety and Operations Officer since May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of the Company from January 2006 until May 2011. Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of LSHI from May 2005 to May 2011. Prior to May 2005, Mr. Beacom held various other positions with subsidiaries of the Company since 1993.

Aimee M. Cooper	50	Ms. Cooper has been an Executive Officer of the Company since July 2022. She has been Vice President and Chief Administrative Officer of the Company since July 2022. Ms. Cooper served as Vice President, Transportation Administrative Services of LSHI from May 2015 to July 2022. Ms. Cooper served as Vice President, Business Development and Analysis, Administration from January 2015 to May 2015. Ms. Cooper was a vice president of a subsidiary of XPO Logistics, Inc. from December 2013 to October 2014 following the sale of that subsidiary by the Company to XPO Logistics in December 2013. Prior to such sale, Ms. Cooper served as Vice President, Finance for that subsidiary from November 2009 to December 2013. Prior to November 2009, Ms. Cooper held various financial and administrative roles with subsidiaries of the Company since 2003.

Name	Age	Business Experience

Ricardo S. Coro	59	Mr. Coro has been an Executive Officer of the Company since May 2017. He has been Vice President and Chief Information Officer of the Company since May 2017. Prior to joining the Company in 2017, Mr. Coro served from 2012 to 2017 as Senior Vice President and Chief Information Officer for Southeastern Grocers, LLC, parent company of BI-LO, Fresco y Más, Harveys and Winn-Dixie supermarkets. From 2005 to 2012, he served as Senior Vice President and Chief Information Officer of Advance Auto Parts, Inc., a leading retailer of automotive replacement parts and accessories. From 2002 to 2005, Mr. Coro served as Vice President of North American Information Technology at Office Depot, a leading retailer of office supplies. Earlier in his career, Mr. Coro served in various roles at other employers in the technology and engineering fields.

Michael K. Kneller	48	Mr. Kneller has been an Executive Officer of the Company since June 2005. He has been Vice President, General Counsel and Secretary of the Company since June 2005. Prior to joining the Company in 2005, Mr. Kneller was a corporate attorney at the law firm of Debevoise & Plimpton LLP. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

James P. Todd	36	Mr. Todd has been an Executive Officer of the Company since July 2022. He has been Vice President and Chief Financial Officer of the Company since July 2022. Mr. Todd served as Vice President and Corporate Controller of LSHI from February 2015 to July 2022. Mr. Todd served as Director and Assistant Corporate Controller of LSHI from October 2013 to January 2015. He also served as principal accounting officer of the Company from November 2020 to May 2021. Prior to joining the Company in 2013, Mr. Todd was a certified public accountant in audit with KPMG. He is also an officer or director of each of the Company’s subsidiaries and is a trustee of the Landstar Scholarship Fund.

COMPENSATION DISCUSSION AND ANALYSIS

Overall Policy

The Company’s executive compensation philosophy is to attract and motivate executive talent best suited to develop and implement the Company’s business strategy. These objectives are attained by tying a significant portion of each executive’s compensation to the Company’s success in meeting specified annual corporate financial performance goals and, through the grant of stock-based awards, aligning the interests of the Named Executives to the interests of our stockholders. The Company’s philosophy is to recognize individual contributions while supporting a team approach in achieving overall business objectives and increasing shareholder value.

The key elements of the Company’s executive compensation consist of base salary, annual performance-based incentive payments and stock-based awards. The Company’s policies with respect to each of these elements, including the basis for the compensation awarded, are discussed below.

The Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The annual incentive compensation program (the “ICP”) is designed to pay substantial compensation for superior performance. Stock-based awards have historically accounted for a significant portion of each Named Executive’s total compensation. In 2022, the Company awarded both performance stock units and restricted stock to each of its Named Executives based on each individual’s level of responsibility and performance and to help align management’s future interests with that of the Company’s stockholders. The Company believes that its compensation practices align executive compensation with financial performance and, as such, executive compensation arrangements are generally aligned with the Company’s variable cost business model.

The Compensation Committee of the Board is solely responsible for decisions with respect to the compensation of the Company’s President and Chief Executive Officer, James B. Gattoni. The Compensation Committee is also responsible, taking into consideration recommendations of the President and Chief Executive Officer, for decisions with respect to the compensation awarded to the other individuals whose compensation is detailed below (such other officers, together with Mr. Gattoni, collectively herein referred to as the “Named Executives”), subject to review by the entire Board.

The Company provides its stockholders with the opportunity to cast an annual advisory vote on Named Executive compensation as described elsewhere in this Proxy Statement (commonly known as a “say-on-pay” proposal). At the Company’s 2022 Annual Meeting, approximately 97% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. As noted above, the say-on-pay vote is advisory and therefore not binding on the Compensation Committee. However, the Compensation Committee values the opinion of the Company’s stockholders and, to the extent there were any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, would consider the stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

Base Salaries

Base salaries for Named Executives are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each Named Executive, and also take into account the Named Executive’s assumption of, or changes in, responsibilities, if any. The financial results of the operating functions which report into a Named Executive or for which a Named Executive otherwise has responsibility are also considered. The base salaries of the six Named Executives are detailed in the Summary Compensation Table that follows.

As disclosed in a Current Report on Form 8-K filed with the SEC on June 1, 2022, Federico L. Pensotti departed from the Company as Vice President and Chief Financial Officer, effective July 1, 2022. Also on June 1, 2022, the Company announced the promotion of James P. Todd to Vice President and Chief Financial Officer, effective July 1, 2022, with an annual salary of $340,000.

Performance Based Compensation

The Company maintains performance-based compensation programs that are designed to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. The Company’s performance-based compensation programs include the Company’s annual ICP and stock-based awards program, each of which are further described below.

Annual Incentive Compensation Program

The Company’s objective with respect to its annual ICP is to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives for the Company’s upcoming fiscal year. These annual goals are developed as part of the Company’s budgeting process and in general are aligned with the Company’s long-term objectives with respect to earnings growth. For each annual fiscal period, the Compensation Committee reviews and approves, among other financial metrics, the budgeted amount for diluted earnings per share. In establishing budgeted amounts for diluted earnings per share for 2022, the Company considered 2021 operating results, historical operating trends and forecasted 2022 U.S. economic factors such as industrial production, estimated freight demand and capacity availability. Once the annual budgeted goal is approved by the Compensation Committee, the ICP is designed to incent management to meet and, when possible, to exceed their goals. An executive’s incentive compensation payment continues to increase as actual results for the fiscal year exceed budgeted amounts. As further described below, actual payments under the ICP are calculated based upon how much actual results exceed budgeted diluted earnings per share, using a predetermined formula, up to the maximum annual payment per eligible participant subject to the discretion of the Compensation Committee. For the 2022 fiscal year, the maximum annual ICP payment amount for Mr. Gattoni was $3 million while the maximum annual ICP payment amount for the other eligible participants was $2.5 million.

With respect to the 2022 fiscal year, each of the Named Executives had a “threshold” target under the ICP based on a specific budgeted diluted earnings per share amount approved in connection with the Company’s annual operating budget. The Compensation Committee believes it is appropriate to establish the “threshold” target under the ICP based on diluted earnings per share because (1) each of the Named Executives were in positions of broad responsibility over various components that affect the Company’s diluted earnings per share amount, (2) the Compensation Committee believes that diluted earnings per share is the primary financial measure reflecting the performance of the Company’s overall strategic direction and on that basis evaluates the performance of the Named Executives, (3) the Compensation Committee believes it is appropriate to compensate the Named Executives upon achievement of Company-wide, rather than function-specific budgeted targets in order to focus executive management on Company-wide strategic and financial performance goals, (4) the Compensation Committee, at its discretion, has the ability to adjust calculated bonus amounts in the event of extraordinary or unusual items impacting diluted earnings per share and (5) the Company’s performance-based equity programs use a number of other financial measures, including operating income, pre-tax income per diluted share and total shareholder return (“TSR”), to determine executive compensation under those programs, as further described below under “Stock-based Awards”.

The “threshold” amount of diluted earnings per share under the ICP refers to the amount of diluted earnings per share that would be required to give effect to a “one-time incentive payment.” Budgeted diluted earnings per share does not include the aggregate amount of a “one-time incentive payment.” Therefore, each Named Executive would have received no incentive payout if the Company’s actual diluted earnings per share amount for the fiscal year was less than budgeted diluted earnings per share before giving effect to the funding of a one-time incentive payment. Each Named Executive would have received a “one-time incentive payout” if the Company’s actual diluted earnings per share amount for the fiscal year equaled budgeted diluted earnings per share after giving effect to such one-time incentive payment.

A “one-time incentive payment” under the ICP equals the executive’s assigned “participant’s percentage participation” multiplied by such executive’s base salary. The participant percentage participations for the Named Executives in 2022 were as follows: Mr. Gattoni, 100%, Mr. Todd, 50%, Mr. Kneller, 50%, Mr. Coro, 50% and Mr. Beacom, 50%.

If the Company’s actual diluted earnings per share for the fiscal year were greater than the “threshold” amount of diluted earnings per share, the ICP payment for each Named Executive would be calculated by multiplying each such executive’s base salary by such executive’s participant percentage participation multiplied by a “multiplier” that is equal to one plus a predetermined factor. The factor equaled 33 1/3 percent for each one percent by which actual diluted earnings per share exceeded threshold diluted earnings per share up to a multiplier of 3.0 for each executive. In other words, each executive would achieve a multiplier of 3.0 if actual diluted earnings per share exceeded threshold diluted earnings per share by six percent. For purposes of this Compensation, Discussion and Analysis and the “Grants of Plan-Based Awards” table below, we refer to the amount of diluted earnings per share required to achieve a multiplier of 3.0 as the “target” amount of diluted earnings per share.

In the event actual diluted earnings per share exceeded target diluted earnings per share, a bonus pool would accrue as if the multiplier continued to increase above 3.0 for each participant under the ICP. The bonus pool amount would be calculated by multiplying each such executive’s base salary by such executive’s participant percentage participation multiplied by an “additional multiplier” that is equal to a predetermined factor specific to the bonus pool. With respect to the calculation of the bonus pool, the factor equaled 16 2/3 percent, not 33 1/3 percent, for each one percent by which actual diluted earnings per share exceeded target diluted earnings per share. The bonus pool is allocable among ICP participants based on the discretion of the Compensation Committee. These calculations of individual amounts for each Named Executive may be adjusted upwards or downwards at the discretion of the Compensation Committee, subject to the $3 million and $2.5 million maximums.

Landstar’s financial performance in fiscal year 2022 was the best in the Company’s history. Landstar set many annual financial records in 2022, including for revenue, operating income, pre-tax income per diluted share and diluted earnings per share. Revenue in fiscal year 2022 was approximately $7.4 billion, an annual record, and an increase of approximately $900 million over the previous record set in fiscal year 2021. In 2022, operating income of $571 million, pre-tax income per diluted share of $15.49 and diluted earnings per share of $11.76 each established new all-time Landstar records. The Company also established numerous operational records in fiscal year 2022 on the strength of over 2.5 million loads hauled via truck capacity, the highest number of loads hauled via truck in any year in Landstar history.

During 2022, the Company also continued to make significant progress on its digital transformation initiatives, in particular, new releases achieved with respect to the digital tools made available to independent commission sales agents and BCO Independent Contractors. These tools and applications include:

•	Agent TMS: A cloud-based platform for truckload freight agent workflow.

•

Analytics: A suite of business intelligence applications powered by Microsoft Power BI for independent sales agents and BCO Independent Contractors to access information and identify trends in their businesses.

•

Pricing: Landstar-proprietary pricing tools developed with data scientists using historical Company information and third party pricing data to provide independent commission sales agents with near real time market data.

•

LandstarOne™: Mobile application available to BCO Independent Contractors and third party motor carriers providing a one-stop location for available loading opportunities as well as fueling station locations, retail fuel prices, fuel prices net of Landstar-arranged discounts and applicable state fuel tax credits, and equipment inspection site locations.

•

Clarity: Landstar’s proprietary freight tracking exception management tool that incorporates geo-positional data from, among other sources, electronic logging devices, trailer tracking devices and third party data aggregators.

•	Trailer Tools: Applications empowering independent commission sales agents through the automation of the Company’s trailer request and trailer pool management processes.

•	Credit: Application that automates the credit request process for independent commission sales agents.

The “threshold” amount of diluted earnings per share under the ICP with respect to the 2022 fiscal year was $10.37. Diluted earnings per share for the 2022 fiscal year was $11.76, higher than the “threshold” diluted earnings per share by 13.4%, or $1.39 per share. As actual diluted earnings per share exceeded the “threshold” amount of diluted earnings per share by over 6%, each Named Executive achieved a multiplier of 3.0.

The “target” amount of diluted earnings per share under the ICP with respect to the 2022 fiscal year was $10.99. Diluted earnings per share for the 2022 fiscal year exceeded “target” diluted earnings per share by 7.0%, or $0.77 per share. As actual results for fiscal year 2022 exceeded the “target” amount of diluted earnings per share, a bonus pool accrued as if the multiplier was not capped at 3.0 for each participant under the ICP. The Compensation Committee exercised its discretion to apportion the pool and allocated a portion of the bonus pool to each Named Executive based on an additional multiplier of 1.17, determined by multiplying the factor applicable to the bonus pool, or 16 2/3 percent, by the percentage amount by which 2022 fiscal year diluted earnings per share exceeded the “target”, or 7.0.

Each Named Executive’s total payment under the Company’s 2022 ICP was then determined by (i) summing the “target” multiplier of 3.0 and the additional multiplier of 1.17 to generate a total ICP multiplier of 4.17, and (ii) multiplying each such Named Executive’s base salary by such Named Executive’s ICP participant percentage participation by such total ICP multiplier.

Inclusive of fiscal year 2022, the Company has achieved the “threshold” amount of diluted earnings per share in three of the five preceding fiscal years and seven of the preceding ten fiscal years. Please note, however, that although the Company did not achieve the “threshold” amount of diluted earnings per share with respect to fiscal year 2020, the Compensation Committee approved bonuses in an amount equal to a one-time “threshold” payout under the ICP given the Committee’s overall evaluation of the Company’s performance in 2020 and recognition that the 2020 fiscal year involved the most challenging operating environment in the Company’s history due to the impact of the COVID-19 pandemic. Inclusive of fiscal year 2022, the Company has achieved the “target” amount of diluted earnings per share in three of the five preceding fiscal years and six of the preceding ten fiscal years.

Annual Incentive Compensation – Clawback Rights

The ICP provides that if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirement under applicable securities laws, the Compensation Committee may, in its discretion after considering the costs and benefits of doing so, recover that portion of any bonus paid under the ICP to any current or former Named Executive during the three-year period preceding the date on which the Company files the restatement of such financial statement(s) with the Securities and Exchange Commission, which portion exceeds the amount or value that the Compensation Committee determines would have been payable or received in respect of such bonus had the revised financial statement(s) reflected in the restatement been applied to determine such bonus. Subject to applicable law, the Compensation Committee may seek such excess compensation by requiring the Named Executive to pay such amount to the Company by set-off, by reducing future compensation or by such other means or combination of means as the Committee determines to be appropriate.

Stock-based Awards

Under the Company’s 2011 Landstar System, Inc. Equity Incentive Plan (the “Employee Equity Plan”), stock-based awards may be granted to the Company’s Named Executives and certain other key employees. The Compensation Committee determines the type and number of stock-based awards to be granted to a Named Executive based on such Named Executive’s job responsibilities, the individual performance evaluation of such Named Executive and overall Company performance. Stock-based awards are typically granted to Named Executives once a year.

The Compensation Committee believes that restricted stock, restricted stock units (the “RSUs”) and other forms of stock-based awards that may be granted under the Employee Equity Plan are effective methods that may be used as part of the Company’s long-term compensation program. Over each of the past five years, the Compensation Committee approved to Named Executives on an annual basis the grant of performance related stock awards in the form of RSUs (the “Regular RSU Awards”) and restricted stock awards (the “Regular Restricted Stock Awards”). During the past five years, the Compensation Committee has also approved non-recurring grants of restricted stock (the “Special Restricted Stock Awards”) primarily as a retention tool in connection with the hiring or promotion of certain specific individuals.

Stock-based Awards – Regular RSU Awards

On February 2, 2017, the Company granted an aggregate of 20,613 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 9,057 RSUs, Messrs. Beacom and Kneller each received 4,528 RSUs and Mr. Todd received 2,500 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant. The number of RSUs that vest under the 2017 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On February 2, 2018, the Company granted an aggregate of 21,682 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 8,761 RSUs, Messrs. Beacom and Kneller each received 4,380 RSUs, Mr. Coro received 3,285 RSUs and Mr. Todd received 876 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. The Compensation Committee awarded Mr. Coro a smaller grant of RSUs in light of the overall compensation package agreed to with Mr. Coro in connection with his hiring as of May 1, 2017, which included, among other compensatory items, a cash sign-on bonus payable over two years and a significant grant of restricted stock upon his first day of employment with the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant. The number of RSUs that vest under the 2018 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On February 1, 2019, the Company granted an aggregate of 24,066 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 9,724 RSUs, Messrs. Beacom and Kneller each received 4,862 RSUs, Mr. Coro received 3,646 RSUs and Mr. Todd received 972 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. The Compensation Committee awarded Mr. Coro a smaller grant of RSUs in light of the overall compensation package agreed to with Mr. Coro in connection with his hiring as of May 1, 2017, which included, among other compensatory items, a cash sign-on bonus payable over two years and a significant grant of restricted stock upon his first day of employment with the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant. The number of RSUs that vest under the 2019 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On January 31, 2020, the Company granted an aggregate of 23,270 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 8,950 RSUs, Messrs. Beacom, Coro and Kneller each received 4,475 RSUs and Mr. Todd received 895 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant. The number of RSUs that vest under the 2020 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On January 29, 2021, the Company granted an aggregate of 18,440 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 7,093 RSUs, Messrs. Beacom, Coro, and Kneller each received 3,546 RSUs and Mr. Todd received 709 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant. The number of RSUs that vest under the 2021 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant.

On January 28, 2022, the Company granted an aggregate of 23,622 RSUs to Named Executives. Under these Regular RSU Awards, Mr. Gattoni received 6,562 RSUs, Messrs. Kneller and Pensotti each received 4,921 RSUs, Messrs. Beacom and Coro each received 3,281 RSUs, and Mr. Todd received 656 RSUs. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant. The number of RSUs that vest under the 2022 Regular RSU Award is determined on the third, fourth and fifth anniversary from the date of grant. Vesting of this award was forfeited by Mr. Pensotti in connection with his separation from the Company effective July 1, 2022.

For the Regular RSU Awards, each RSU represents the contractual right to receive up to two shares of Common Stock (subject to adjustment as provided in the Employee Equity Plan) when the award becomes vested. The number of Regular RSU Awards that vest each year is determined by (a) multiplying the number of RSUs credited to the Named Executive as of the applicable vesting date by (b) the Performance Multiple derived from the chart below, and (c) subtracting therefrom the number of RSUs that have previously vested; provided that, in no event, may the aggregate number of RSUs that become vested exceed 200% of the RSUs credited to the Named Executive under the applicable grant.

For purposes of the Regular RSU Awards, the determination of the Performance Multiple is based on the achievement of the applicable Performance Hurdle. The Performance Hurdle means the sum of the average of the percentage change (positive or negative) in operating income and pre-tax income per diluted share, in each case from continuing operations, from the most recently completed fiscal year as compared to the results from continuing operations for the base year, and is as set forth in the chart below, with linear interpolation between Performance Hurdles:

Performance Hurdle	Performance Multiple	Performance Level
0%	0%
25%	50%
50%	100%	Target
75%	150%
100%	200%	Maximum

Pre-tax income per diluted share rather than an after-tax financial earnings metric is used as part of the Performance Hurdle because it is a financial metric that will not be impacted by changes to applicable tax rates, and in particular, potential future changes to the federal corporate tax rate, during the performance period of the applicable RSU. With respect to the 2021 Regular RSU Awards only, the Compensation Committee adjusted the Performance Hurdle to reflect the add back of non-cash impairment charges of approximately $2.6 million recorded in the Company’s 2020 fiscal year related to certain assets, primarily customer contract and related customer relationship intangible assets, held by the Company’s Mexican subsidiaries.

No dividends are paid on the Regular RSU Awards and Regular RSU Awards have no voting rights. However, dividend equivalents are credited to the Named Executive with respect to the Regular RSU Awards each time that a dividend is paid on the Company’s Common Stock. The aggregate amount of such dividend equivalents so credited in respect of each such dividend are equal to the dividend paid on a share of Common Stock multiplied by, respectively, the number of outstanding 2018, 2019, 2020, 2021 and 2022 Regular RSU Awards credited to the Named Executive on the dividend record date. The dividend equivalents are converted into additional 2018, 2019, 2020, 2021 and 2022 Regular RSU Awards credited to the Named Executive on the dividend payment date based upon the fair market value of a share of Common Stock on such date.

The Compensation Committee has designed the manner in which performance-based restricted stock unit awards are deemed to be earned to reflect the level of performance that the Committee expects to be achieved, with a targeted number of units earned if the targeted level of performance is attained, and a maximum number of units earned if the maximum level of performance is attained. An increasing percentage of the Regular RSU awards is earned based on an increasing level of positive average change in operating income and diluted earnings per share or pre-tax income per diluted share, as applicable, during the five year performance period, such that no portion of the award is earned if there is no positive change based on the applicable calculation, 100% of the number of units credited is earned if the “target” level of positive increase is achieved, and a maximum of 200% of the number of units credited is earned if the “maximum” level of positive increase is achieved, with interpolation between these levels of performance. The Compensation Committee believes the use of a “target” and “maximum” sets expectations associated with these awards both internally to employee recipients as well as to stockholders and other third parties to help them understand the derivation of the value attributed by the Company to these awards at the time of grant. The Compensation Committee further believes that the manner in which these awards are deemed to be earned emphasizes to employee recipients and investors that the expectation at the time of grant is that the employee recipients would need to perform at a high level in order for the Company’s performance to reach the targeted level of operating income and diluted earnings per share or pre-tax income per diluted share, as applicable, for the employees to earn the “target” number of units during the term of the award, and, moreover, that superior performance by the Company is required for the employee recipients to earn the “maximum” performance-based award. With respect to each of these Regular RSU Awards, the number of RSUs that vest is determined on the third, fourth and fifth anniversary from the date of grant. The Compensation Committee believes a vesting schedule of no less than three, and up to five, years in duration from the date of grant is consistent with the long-term performance goals these awards are intended to reward. The 2017 and 2018 Regular RSU Awards have each vested at the “maximum” level.

The Compensation Committee has established post-vesting holding period requirements with respect to shares of Common Stock received upon vesting of Regular RSU Awards. Each Named Executive is subject to a one year post-vesting holding requirement with respect to the shares received upon settlement of Regular RSU Awards, net of any applicable withholding obligations in connection with such settlement.

Stock-based Awards – Regular Restricted Stock Awards

On February 1, 2019, 11,425 shares of restricted stock were issued in aggregate to Named Executives that vested in three equal annual installments on January 31 of 2020, 2021 and 2022. Under these restricted stock awards, Mr. Gattoni received 4,862 shares, Messrs. Beacom and Kneller each received 2,431 shares, Mr. Coro received 1,215 shares and Mr. Todd received 486 shares. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. The Compensation Committee awarded Mr. Coro a smaller grant in light of the overall compensation package agreed to with Mr. Coro in connection with his hiring as of May 1, 2017, which included, among other compensatory items, a cash sign-on bonus payable over two years and a significant Special Restricted Stock Award upon his first day of employment with the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant.

On January 31, 2020, 11,633 shares of restricted stock were issued in aggregate to Named Executives that vest in three equal annual installments on January 31 of 2021, 2022 and 2023. Under these restricted stock awards, Mr. Gattoni received 4,475 shares, Messrs. Beacom, Coro and Kneller each received 2,237 shares and Mr. Todd received 447 shares. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant.

On January 29, 2021, 9,219 shares of restricted stock were issued in aggregate to Named Executives that vest in three equal annual installments on January 31 of 2022, 2023 and 2024. Under these restricted stock awards, Mr. Gattoni received 3,546 shares, Messrs. Beacom, Coro, and Kneller each received 1,773 shares and Mr. Todd received 354 shares. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant.

On January 28, 2022, 10,169 shares of restricted stock were issued in aggregate to Named Executives that vest in three equal annual installments on January 31 of 2023, 2024 and 2025. Under these restricted stock awards, Mr. Gattoni received 3,281 shares, Messrs. Beacom, Coro, Kneller and Pensotti each received 1,640 shares, and Mr. Todd received 328 shares. The Compensation Committee awarded Mr. Gattoni a larger grant in recognition of Mr. Gattoni’s broader responsibilities as President and Chief Executive Officer of the Company. Mr. Todd received a smaller grant than the other Named Executives as he was not an executive officer of the Company at the time of this grant. Vesting of this award was forfeited by Mr. Pensotti in connection with his separation from the Company effective July 1, 2022.

The Compensation Committee believes that whereas the Regular RSU Awards are designed to incentivize the attainment of specific financial goals over a multi-year period (as well as rewarding for stock price appreciation), the Regular Restricted Stock Awards serve as a retention tool as they retain value during periods of adverse market volatility while also rewarding for stock price appreciation over time. The Compensation Committee believes that these two equity vehicles when used in conjunction with each other serve to reward long-term financial performance and stock price appreciation while also providing a retention-based benefit for the Named Executive in the event of shorter term market and/or economic turbulence. In determining the amount of the Regular RSU Awards and the Regular Restricted Stock Awards for each Named Executive, the Compensation Committee considered the full equity compensation component of each Named Executive’s annual compensation and allocated such component between Regular RSU Awards and Regular Restricted Stock Awards.

Stock-based Awards – Special Restricted Stock Awards

On February 2, 2017, the Compensation Committee awarded 3,000 shares of restricted stock to Mr. Todd that vested in three equal annual installments on January 31 of 2020, 2021 and 2022. The Compensation Committee awarded Mr. Todd this non-recurring grant as a special retention award.

On January 29, 2021, the Compensation Committee awarded 1,773 shares of restricted stock to Mr. Todd that vest in three equal annual installments on January 31 of 2024, 2025 and 2026. The Compensation

Committee awarded Mr. Todd this non-recurring grant as a special retention award and in connection with his appointment as principal accounting officer.

On May 24, 2021, the Compensation Committee awarded 4,469 shares of restricted stock to Mr. Pensotti in connection with his hiring as Vice President and Chief Financial Officer. One-third of the May 24, 2021 award vested on May 24, 2022. Further vesting of this award was forfeited by Mr. Pensotti in connection with his separation from the Company effective July 1, 2022.

Stock-based Awards – Grants of TSR-based RSU Awards to the CEO

During 2018, the Company and Mr. Gattoni entered into an agreement granting Mr. Gattoni 9,324 RSUs that vest based on a market condition (the “2018 TSR RSU Award”). A portion of the 2018 TSR RSU Award vested on June 30, 2022 and, in general, the remainder of the 2018 TSR RSU Award may vest on June 30 of 2023 and 2024 based on the Company’s TSR CAGR over the vesting periods, adjusted to reflect dividends (if any) paid during such periods and capital adjustments as may be necessary. The maximum number of common shares available for issuance under the 2018 TSR RSU Award equals 150% of the number of RSUs awarded. The fair value of this RSU award was determined at the time of grant based on the expected achievement of the market condition at the end of each vesting period.

During 2019, the Company and Mr. Gattoni entered into an agreement granting Mr. Gattoni 9,725 RSUs that vest based on a market condition (the “2019 TSR RSU Award”). These RSUs may vest on June 30 of 2023, 2024 and 2025 based on the Company’s TSR CAGR over the vesting periods, adjusted to reflect dividends (if any) paid during such periods and capital adjustments as may be necessary. The maximum number of common shares available for issuance under the 2019 TSR RSU Award equals 150% of the number of RSUs awarded. The fair value of this RSU award was determined at the time of grant based on the expected achievement of the market condition at the end of each vesting period.

Under the terms of the 2018 TSR RSU Award and the 2019 TSR RSU Award (collectively the “TSR RSU Awards”), TSR CAGR over the applicable vesting period is determined as of the beginning and end of each performance period using a sixty day measurement period, other than in the event of a change in control. The “payout percentage” as of each vesting date is as follows, with straight line interpolation between performance levels:

Performance Level	If TSR CAGR is:	Then the Payout Percentage is:
Maximum	12.0% or greater	150%
Target	10.0%	100%
Threshold	8.0%	50%
<Threshold	Less than 8.0%	0%

To the extent these RSUs are not vested at the maximum level in the chart above as of the first or second vesting dates, such RSUs will again be eligible to vest at the next vesting date based on the “payout percentage” achieved as of such next vesting date. In addition, if any dividends are paid by the Company during the vesting period, dividend equivalents will be credited to Mr. Gattoni under the applicable award as additional RSUs that are eligible to vest based on the “payout percentage” achieved as of the future vesting dates of the underlying RSUs to which such dividend equivalents relate. Any RSUs that vest will be settled in shares of Common Stock as soon as practicable after the applicable vesting date. With respect to the 2018 TSR RSU Award, any units that do not become vested as of June 30, 2024 (or earlier upon Mr. Gattoni’s termination of employment or a change in control of the Company) will be forfeited. With respect to the 2019 TSR RSU Award, any units that do not become vested as of June 30, 2025 (or earlier upon Mr. Gattoni’s termination of employment or a change in control of the Company) will be forfeited.

Mr. Gattoni’s right to receive shares underlying each of the TSR RSU Awards is generally conditioned upon his continued employment through the applicable vesting dates. In the event of his death or disability prior to a vesting date, a pro rata number of the units then credited to Mr. Gattoni pursuant to the applicable award (based on the number of days he remained employed during the vesting period) will vest based on the “payout percentage” achieved as of his termination of employment. Similarly, if there is a change in control of the Company prior to a vesting date, a pro rata number of the units then credited to Mr. Gattoni pursuant to the applicable award (based on the number of days during the vesting period prior to the change in control) will vest based on the “payout percentage” achieved as of the date of the change in control.

There are several reasons why the Compensation Committee believes the nature and terms of these grants of TSR RSU Awards to Mr. Gattoni, on the one hand, as opposed to the Regular RSU Awards, including those to Mr. Gattoni, on the other, are appropriate. The TSR RSU Awards are intended to tie the amount of future vesting directly to the Company’s TSR over the vesting period, using the growth in TSR as an additional means to measure the performance of the Chief Executive Officer of the Company. The Regular RSU Awards are intended to be annual, recurring grants, subject to the discretion of the Compensation Committee, that the Compensation Committee believes will be the principal long-term performance based compensation vehicle through which the Named Executives will be granted additional equity in the Company, along with, to a lesser extent, grants of restricted stock. The Compensation Committee believes that growth in operating income and pre-tax income per diluted share are key financial measures reflecting the long-term growth of the enterprise. The Compensation Committee also believes that the Company would have to achieve superior financial performance in order for a Named Executive to vest at the maximum level with respect to a Regular RSU Award granted in 2022. For example, in order for a Named Executive to vest at the maximum level with respect to a Regular RSU Award granted in 2022, the Company would need to achieve in 2024, 2025 or 2026, an average of a 100% increase in operating income and pre-tax earnings per diluted share compared to those achieved in fiscal year 2021.

The Company believes that the granting of stock-based awards in the form of RSUs and restricted stock is designed to encourage the creation of long-term stockholder value as the number of RSUs that vest is dependent upon growth in the Company’s operating income, pre-tax income per diluted share and diluted earnings per share and their value varies directly with the Company’s stock price and the benefit realized from restricted stock varies directly with the Company’s stock price. Further, the Compensation Committee believes that the Company’s use of stock-based awards is key as a retention tool, as the continued employment of the Named Executives is an important factor relating to the Company’s strategic execution and growth.

Stock-based Awards – Clawback Rights

The 2011 Equity Incentive Plan provides that any payment paid or award made to a participant under such plan is subject to recovery or “clawback” by the Company if the payment or award is based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. The Compensation Committee has also provided for a “clawback right” as a condition of all RSUs granted since 2015. If the Company were required to restate its financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may, in its discretion after considering the costs and benefits of doing so, recover all or a portion of any shares delivered or payment made that is related to an RSU award during the three-year period preceding the date on which the Company files the restatement of such financial statement(s) with the Securities and Exchange Commission, to the extent the value of such shares or the amount of such payment exceeds the amount or value that the Committee determines would have been payable in respect of the award had the revised financial statement(s) reflected in the restatement been applied to determine such amount or value.

Equity Ownership Guidelines

The Company believes that equity interests held by management help to align the interests of stockholders and management and maximizes stockholder returns over the long term. To that end, the Compensation Committee has established equity ownership guidelines for each Named Executive based on a multiple of the annual salary of such Named Executive. These guidelines recommend that the Chief Executive Officer of the

Company beneficially own equity value in the Company’s Common Stock of no less than seven times the annual salary of such Chief Executive Officer and that each of the other Named Executives of the Company beneficially own equity value in the Company’s Common Stock of no less than four times the annual salary of such Named Executive, in each case to be achieved within five years of an individual’s initial appointment as a Named Executive. For purposes of these equity ownership guidelines, equity value in the Company’s Common Stock includes: (1) the value of shares of Common Stock beneficially owned by the Named Executive, plus (2) the value of outstanding restricted shares of Common Stock, either vested or unvested, beneficially owned by the Named Executive. No value is attributed to any unvested RSUs issued to a Named Executive for purposes of compliance with these equity ownership guidelines. On the basis of these criteria, each currently employed Named Executive is in compliance with these equity ownership guidelines. In the event a Named Executive is not in compliance with these equity ownership guidelines, the Named Executive is expected to hold no less than 50% of the after-tax number of shares of Common Stock received upon vesting of restricted stock units until compliance with these equity ownership guidelines is achieved.

Policy Regarding Hedging and Pledging of Company Stock

The Board has established a policy that prohibits the hedging and pledging of the Common Stock by certain members of the Company’s leadership, including all Named Executives, under any circumstances. In addition, all employees of the Company are prohibited from entering into or trading any exchange-traded security which is a derivative of the Common Stock of the Company.

Deferred Compensation

The Company maintains an Internal Revenue Service Code Section 401(k) Savings Plan (the “401(k) Plan”) for all eligible employees. The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for all officers, including the Named Executives, of the Company and its subsidiaries. The SERP is designed to provide officers with the option to receive the benefits that are offered under the Company’s 401(k) Plan (tax deferred investment of a certain percentage of the executive’s salary and/or bonus and a Company matching contribution on a certain portion of the executive’s contribution) on the portion of the executive’s salary that is not eligible to be included under the Company’s 401(k) Plan, because it is above the various limitations established in the Internal Revenue Code. Except for the elimination of the maximum salary limitations, the benefits and the investment options of the SERP are the same as the 401(k) Plan. Messrs. Gattoni, Kneller, Beacom and Todd have elected to participate in the SERP.

Key Executive Employment Protection Agreements

The Board has approved the execution of Key Executive Employment Protection Agreements for each of the Named Executives to assure that each of these officers will have a minimum level of personal financial security in the context of a change in control transaction to avoid undue distraction due to the risks of job security and to enable such officer to act in the best interests of stockholders without being influenced by such officer’s economic interests. Each agreement provides certain severance benefits in the event of a change in control of the Company. Generally, (i) if on or before the second anniversary of a “change in control” (x) the Company terminates the covered executive’s employment for any reason other than for “cause” or “disability” or (y) the covered executive voluntarily terminates his employment for “good reason” or (ii) if the covered executive’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by the covered executive for “good reason” after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof, and the transaction contemplated by such definitive agreement is subsequently consummated, such executive will be entitled to severance benefits consisting of a lump sum cash amount equal to a multiple of the sum of (A) the executive’s annual base salary and (B) the amount that would have been payable to the executive as an annual “threshold” incentive compensation bonus for the year in which the change in control occurs, determined by multiplying his annual base salary by his total “participant percentage participation” established for such year under the ICP. The applicable multiples are: three times for Mr. Gattoni; two times for Messrs. Coro, Kneller and Todd and one time for Mr. Beacom. Severance multiples for Named Executives were established based on their position and the potential impact to their continued employment in the event of a change in control and to remain competitive within our industry. Each agreement also provides the covered executive with a pro rata payout of the “threshold” annual bonus amount for the year of employment termination of such covered executive and for continuation of medical benefits for up to one year from the date of employment termination.

The Company believes that the terms of our Key Executive Employment Protection Agreements are consistent with market practice and assist us in retaining the services of our Named Executives.

Other Benefits and Arrangements

The Company provides the Named Executives with certain other benefits and arrangements that the Company believes are reasonable and consistent with its overall compensation program to enable the Company to continue to attract and maintain highly qualified individuals in key positions. The Company pays the premium associated with term life insurance policies for all its employees including each of the Named Executives. The dollar value paid by the Company on behalf of each of the Named Executives with respect to these policies is included in the Summary Compensation Table below. The Board has approved and the Company has entered into indemnification agreements with each of the Named Executives providing each such Named Executive with a contractual obligation from the Company to indemnify such individual in connection with such individual’s service as an employee of the Company (and in the case of Mr. Gattoni, his service as a member of the Board) to the fullest extent permitted by applicable law. The Company retains discretion to provide Named Executives with the use of certain equipment in connection with their job responsibilities, including smart phone, and other computer and communications equipment and maintenance of connectivity for such equipment in the Named Executive’s home.

Compensation Consultants

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. During 2021, the Compensation Committee used the services of Compensation Strategies, Inc. to assist it in reviewing an appropriate peer group of other transportation and logistics companies, as further discussed below in the sub-section titled “Peer Group”, and benchmarking the Company’s current executive compensation program, including base salary, annual incentive compensation and long-term incentive compensation, in comparison to that peer group. During 2021, the Compensation Committee also used the services of Compensation Strategies, Inc. to assist it in benchmarking Director compensation. In prior years, the Compensation Committee engaged Compensation Strategies, Inc. to review the Company’s compensation philosophy and the structure and various design features of each component of the program, as well as Director compensation and the Company’s equity ownership guidelines for its Directors and Named Executives. The Compensation Committee determined that the work of the consultants did not raise any conflicts of interest taking into consideration the independence factors enumerated in Rule 10C-1(b) of the Securities Exchange Act of 1934, as amended. No member of the Compensation Committee or any Named Executive has any affiliation with the consultants. In 2021, the Company paid $33,800 in fees and expense reimbursements to Compensation Strategies, Inc. with respect to its review of the Company’s current executive and Director compensation programs.

Peer Group

During 2021, the Compensation Committee used the services of Compensation Strategies, Inc. to assist it for purposes of benchmarking Named Executive compensation against a peer group consisting of 18 other transportation and logistics companies. This peer group consisted of:

ArcBest Corporation	J.B. Hunt Transport Services, Inc.	Saia, Inc.
C.H. Robinson Worldwide, Inc.	Kansas City Southern	Schneider National Inc.
Daseke, Inc.	Knight-Swift Transportation Holdings, Inc.	Universal Logistics Services, Inc.
Echo Global Logistics, Inc.	Matson, Inc.	U.S. Xpress Enterprises, Inc.
Forward Air Corporation	Old Dominion Freight Line, Inc.	Werner Enterprises, Inc.
Hub Group, Inc.	Ryder System, Inc.	Yellow Corporation

Tax Considerations

The Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law on December 22, 2017. Prior to the Tax Reform Act, Section 162(m) of the Code generally disallowed a tax deduction for compensation over $1 million paid to our Named Executive Officers who are considered “covered employees” under this rule. Performance-based compensation was exempt from this deduction limitation if specified requirements set forth in the Code and applicable Treasury Regulations were satisfied. The Company previously undertook to qualify substantial components of the performance-based incentive compensation available to Named Executives to be exempt from this deduction limitation.

Beginning with fiscal year 2018, the Tax Reform Act eliminated the performance-based compensation exception to the deductibility limitation under Section 162(m), other than with respect to certain “grandfathered” performance-based awards granted prior to November 2, 2017. Performance-based equity awards that were granted under the Company’s stockholder-approved employee equity plan prior to November 2, 2017, including performance-based RSUs, were designed to meet these requirements. However, no assurance can be given that grandfathered compensation intended to satisfy the requirements for exemption from Section 162(m) will actually satisfy such requirements.

The Compensation Committee’s philosophy strongly emphasizes performance-based compensation, which had historically minimized the consequences of the Section 162(m) limit on deductibility. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy, and in light of the changes to Section 162(m), the Compensation Committee has authorized, and is expected to continue to authorize, payments that are not deductible for federal income tax purposes when the committee believes that such payments are appropriate to attract, retain and incentivize executive talent.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

David G. Bannister, Chairman

Homaira Akbari

James L. Liang

Diana M. Murphy

Anthony J. Orlando

George P. Scanlon

Teresa L. White

Compensation of Named Executives. The following table summarizes the compensation paid to (i) the President and Chief Executive Officer, (ii) the current Vice President and Chief Financial Officer; (iii) the former Vice President and Chief Financial Officer; and (iv) the Company’s three most highly compensated Executive Officers other than the Chief Executive Officer and the current and former Chief Financial Officers (such six individuals, collectively, the “Named Executives”).

Summary Compensation Table

Name and Principal Occupation	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
James B. Gattoni	2022	600,000	—	1,429,976	2,500,000	—	44,772	4,574,748
President and Chief Executive Officer	2021	600,000	—	1,429,787	3,000,000	323,023	45,773	5,398,583
	2020	500,000	500,000	1,429,976	—	217,156	51,958	2,699,091

James P. Todd	2022	260,750	—	142,954	450,000	—	33,687	887,391
Vice President and Chief Financial Officer

Federico L. Pensotti	2022	239,327	—	947,337	—	—	901,465	2,088,129
Former Vice President and Chief Financial Officer	2021	288,046	—	749,854	2,405,000	—	4,170	3,447,069

Michael K. Kneller	2022	400,000	—	947,337	835,000	—	27,107	2,209,444
Vice President, General Counsel and Secretary	2021	350,000	—	714,828	2,000,000	10,396	26,245	3,101,469
	2020	300,000	150,000	714,932	—	11,631	25,853	1,202,416

Joseph J. Beacom	2022	375,000	—	714,912	780,000	—	31,686	1,901,597
Vice President and Chief Safety and Operations Officer	2021	340,000	—	714,828	1,945,000	165,831	30,101	3,195,760
	2020	300,000	150,000	714,932	—	177,252	28,709	1,370,894

Ricardo S. Coro	2022	375,000	—	714,912	780,000	—	26,871	1,896,782
Vice President and Chief Information Officer	2021	340,000	—	714,828	1,945,000	—	28,089	3,027,916
	2020	300,000	150,000	714,932	—	—	28,293	1,193,225

(1)

Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the SERP. Mr. Pensotti was paid $288,046 in base salary during fiscal year 2021, which represents approximately seven months of salary based on his hiring on May 24, 2021 at an annual rate of $475,000. Mr. Pensotti was paid $239,327 in base salary during fiscal year 2022, which represents approximately six months of salary based on his separation from the Company on July 1, 2022 at an annual rate of $475,000. Mr. Todd was paid $260,750 in base salary during fiscal year 2022, which represents six months of salary prior to his promotion to CFO on July 1, 2022 at an annual rate of $181,500 and six months of salary subsequent to his promotion to CFO on July 1, 2022 at an annual rate of $340,000.

(2)

Stock award amounts for 2022, 2021 and 2020 reflect the aggregate grant date fair value of RSUs and restricted stock computed in accordance with generally accepted accounting principles. Assumptions used in calculating the fair market value of RSUs and restricted stock granted are disclosed in the footnotes to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC. Amounts shown are based upon the most probable outcome of the performance conditions for these stock awards. Assuming the highest level of performance is achieved, the maximum possible value of the stock awards granted to the named executive officers in 2022, using the grant date fair value, is: (i) $2,359,960 for Mr. Gattoni; (ii) $1,644,754 for Messrs. Kneller and Pensotti; (iii) $1,179,904 for Messrs. Beacom and Coro; and (iv) $235,924 for Mr. Todd. Assuming the highest level of performance is achieved, the maximum possible value of the stock awards granted to the named executive officers in 2021, using the grant date fair value, is: (i) $2,359,694 for Mr. Gattoni; (ii) $1,179,716 for Messrs. Beacom, Kneller and Coro; and (iii) $749,854 for Mr. Pensotti. Assuming the highest level of performance is achieved, the maximum possible value of the stock awards granted to the named executive officers in 2020, using the grant date fair value, is: (i) $2,359,961 for Mr. Gattoni; and (ii) $1,179,925 for Messrs. Beacom, Kneller and Coro.

(3)

These payments constitute payments under the ICP. Mr. Pensotti received $405,000 of his $2,405,000 ICP bonus for fiscal year 2021 in the form of fully vested shares of common stock. Mr. Todd’s fiscal year 2022 non-equity incentive plan compensation was calculated based on six months of service prior to his promotion to CFO and six months of service as CFO.

(4)

Represents aggregate earnings during each fiscal year on investments held on behalf of the Named Executives under the SERP. Amounts for 2022 exclude losses of $302,680, $35,534, $34,494 and $242,468 for Messrs. Gattoni, Todd, Kneller, and Beacom, respectively.

(5)

Amounts include contributions made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives, contributions made by the Company under the SERP on behalf of the Named Executives, Health Savings Account (HSA) contributions made by the Company for those Named Executives electing to participate in the Company’s high deductible medical plan, the dollar value of term life insurance premiums paid by the Company on behalf of the Named Executives, dividends paid on unvested restricted stock, and separation benefits paid by the Company in the following amounts:

	401(k)	SERP	HSA	Insurance Premiums	Dividends Paid on Unvested Restricted Stock	Separation Benefits (1)	Total
2022
James B. Gattoni	11,600	—	1,500	7,524	24,148	—	44,772
James P. Todd	11,566	10,203	1,500	509	9,909	—	33,687
Federico L. Pensotti	10,600	—	—	2,322	11,620	876,923	901,465
Michael K. Kneller	12,183	—	1,500	1,350	12,074	—	27,107
Joseph J. Beacom	11,600	4,400	—	3,612	12,074	—	31,686
Ricardo S. Coro	11,997	—	—	3,612	11,262	—	26,871
2021
James B. Gattoni	11,400	—	1,000	7,524	25,849	—	45,773
Federico L. Pensotti	—	—	—	1,935	2,235	—	4,170
Michael K. Kneller	11,150	—	1,000	1,170	12,925	—	26,245
Joseph J. Beacom	10,925	3,000	—	3,251	12,925	—	30,101
Ricardo S. Coro	11,425	—	—	3,251	13,413	—	28,089
2020
James B. Gattoni	11,200	10,233	1,000	4,698	24,827	—	51,958
Michael K. Kneller	11,450	—	1,000	990	12,413	—	25,853
Joseph J. Beacom	11,525	2,025	—	2,746	12,413	—	28,709
Ricardo S. Coro	11,638	—	—	2,838	13,317	—	28,293

(1)

Amounts include separation benefits paid under and in accordance with the letter agreement between the Company and Mr. Pensotti dated May 20, 2021. These separation benefits consist of (i) $831,250, which represents the sum of Mr. Pensotti’s annual base salary and target annual bonus, which is equal to 75% of his annual base salary; and (ii) $45,673, which represents Mr. Pensotti’s unused vacation days to which he was entitled under his letter agreement with the Company.

Grants of Plan-Based Awards. The following table illustrates the threshold, target and maximum amounts that could have been payable in respect of 2022 services under the ICP. The following table also sets forth the number of and information about stock-based awards granted in fiscal year 2022 to each of the Named Executives of the Company.

Name	Grant Date	Date of Compensation Committee Action	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)	Fair market value on date of grant ($/Sh)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James B. Gattoni	January 28, 2022 (1)	January 18, 2022				—	6,562	13,124		929,984	152.39
	January 28, 2022 (2)	January 18, 2022							3,281	499,992	152.39
			600,000	1,800,000	3,000,000
James P. Todd	January 28, 2022 (1)	January 18, 2022				—	656	1,312		92,970	152.39
	January 28, 2022 (2)	January 18, 2022							328	49,984	152.39
			121,300	328,431	2,500,000
Federico L. Pensotti	January 28, 2022 (1)	January 18, 2022				—	4,921	9,842		697,417	152.39
	January 28, 2022 (2)	January 18, 2022							1,640	249,920	152.39
			356,250	1,068,750	2,500,000
Michael K. Kneller	January 28, 2022 (1)	January 18, 2022				—	4,921	9,842		697,417	152.39
	January 28, 2022 (2)	January 18, 2022							1,640	249,920	152.39
			200,000	600,000	2,500,000
Joseph J. Beacom	January 28, 2022 (1)	January 18, 2022				—	3,281	6,562		464,992	152.39
	January 28, 2022 (2)	January 18, 2022							1,640	249,920	152.39
			187,500	562,500	2,500,000
Ricardo S. Coro	January 28, 2022 (1)	January 18, 2022				—	3,281	6,562		464,992	152.39
	January 28, 2022 (2)	January 18, 2022							1,640	249,920	152.39
			187,500	562,500	2,500,000

(1)

RSUs have five-year contractual lives and will vest on January 31 of 2025, 2026 and 2027 based on growth in operating income and pre-tax income per diluted share from continuing operations as compared to the results from the 2021 fiscal year. All unvested RSUs expire on March 1, 2027. The estimated future payouts under this award assume: (i) 200 percent of the number of units credited to the recipient under the granted award will vest at the maximum payout, (ii) 100 percent of the number of units credited to the recipient under the granted award will vest at the target and (iii) no awards are assumed to vest at the threshold. Amounts shown are based on the most probable outcome of the performance conditions for these stock awards. The grant date fair market value per share of this award was $152.39.

(2)	Shares of restricted stock vest over three years at a rate of 33 1/3% per year on each of January 31 of 2023, 2024 and 2025.

Stock Vested. The following table sets forth the number and value of all RSUs and restricted shares that vested during the 2022 fiscal year by each of the Named Executives.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting (1) ($)
James B. Gattoni	43,976	6,886,173
James P. Todd	6,430	1,012,211
Federico L. Pensotti	1,490	218,941
Michael K. Kneller	20,578	3,239,389
Joseph J. Beacom	20,578	3,239,389
Ricardo S. Coro	12,714	2,001,438

(1)

The value realized represents the fair market value of the shares of Common Stock on the vesting date. The fair market value was calculated based upon the average of the high and low sale prices per share of Common Stock as reported on NASDAQ on the respective vesting dates.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth the outstanding equity awards held by the Named Executives at December 31, 2022 and corresponding market value based on the closing stock price on December 30, 2022.

Outstanding Equity Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James B. Gattoni	7,136	(1)	1,162,454	40,807	(2)	6,647,460
James P. Todd	2,486	(1)	404,969	2,312	(2)	376,625
Michael K. Kneller	3,567	(1)	581,064	13,252	(2)	2,158,751
Joseph J. Beacom	3,567	(1)	581,064	11,602	(2)	1,889,966
Ricardo S. Coro	3,567	(1)	581,064	11,602	(2)	1,889,966

(1)

Shares of restricted stock vest over three years at a rate of 33 1/3% per year on each of January 31 of 2021, 2022 and 2023 for grants made in 2020; January 31 of 2022, 2023 and 2024 for grants made in 2021; and January 31 of 2023, 2024 and 2025 for grants made in 2022.

(2)	For information regarding the vesting of RSUs, see “Compensation Discussion and Analysis – Performance Based Compensation – Stock-based Awards.”

Nonqualified Deferred Compensation. The following table provides the contributions, earnings and balances under the SERP as of and for the fiscal year ended December 31, 2022 for the Named Executives:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
James B. Gattoni			(302,680)		1,335,289
James P. Todd	87,338	10,203	(35,534)		261,737
Michael K. Kneller	200,000		(34,494)		236,229
Joseph J. Beacom	800,500	4,400	(242,468)		2,489,327

Eligible employees can elect to make deferred contributions to the SERP, based on a percentage of their base salary and/or bonus, subject to certain limitations. To the extent the employee has achieved the maximum allowable matching contribution under the Landstar System, Inc. 401(k) Savings Plan (the “401(k) Plan”), the Company will contribute an amount equal to 100% of the first 3% of salary contributions and 50% of the next 2% of such salary contributions, subject to certain limitations. Interest, earnings or appreciation (less losses and depreciation) with respect to investment balances included in the employee’s SERP account balance are credited to the employee’s investment balance. Distributions under the SERP of individual account balances credited on or after January 1, 2005, and earnings thereon, are made following termination of employment as to form of payment (i.e., lump sum or annual installments) and time of payment (i.e., within 30 days following the six-month anniversary of the employee’s termination of employment or within 30 days of March 1 of the year following the year of termination from employment of the participant) elected by the participant for that year’s contributions prior to the start of each year of participation, and otherwise in accordance with the terms of the SERP. Investments in the SERP include primarily mutual funds and are valued using quoted market prices. The table below shows the investment options available to an employee under the SERP and their annual rate of return for 2022 as reported by the administrator of the SERP.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
BlackRock Inflation Protected Bond A	(11.49)%	T. Rowe Price Retirement 2025 TR-A	(15.67)%
MFS Growth R3	(31.32)%	T. Rowe Price Retirement 2030 TR-A	(16.98)%
Vanguard 500 Index Admiral	(18.15)%	T. Rowe Price Retirement 2035 TR-A	(18.04)%
T. Rowe Price Retirement 2010 Fund	(14.00)%	T. Rowe Price Retirement 2055 TR-A	(19.24)%
Prudential Guaranteed Income Fund Class 3	1.68%	T. Rowe Price Retirement 2060 TR-A	(19.28)%
MFS Value R3	(6.14)%	T. Rowe Price Retirement 2040 TR-A	(18.86)%
T. Rowe Price Retirement 2015 TR-A	(14.17)%	Delaware Small Cap Value	(12.20)%
T. Rowe Price Retirement 2020 TR-A	(14.66)%	T. Rowe Price Mid-Cap Value Fund	(4.24)%
T. Rowe Price Mid-Cap Growth Fund	(22.52)%	American Funds Euro Pacific Growth R5	(22.76)%
Invesco Small Cap Growth Fund	(35.39)%	T. Rowe Price International Discovery	(30.34)%
Vanguard Total Intl Stock Index Admiral	(16.01)%	PGIM Total Return Bond Z	(13.82)%
T. Rowe Price Retirement 2045 TR-A	(19.11)%	T. Rowe Price Retirement 2050 TR-A	(19.17)%
Vanguard Mid Cap Index Admiral	(18.71)%	Vanguard Total Bond Market Index Adm	(13.16)%
Vanguard Small Cap Index Adm	(17.61)%

Potential Payment Upon Termination or Change in Control

The table below reflects the amount of compensation payable to each of the current Named Executives in the event of a qualifying termination of employment in connection with a change in control or possible change in control under the Key Executive Employment Protection Agreements, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement as of the end of the Company’s 2022 fiscal year. In addition, in accordance with the provisions of the Company’s stock-based award plans, all outstanding, non-vested restricted stock are subject to accelerated vesting upon a change in control of the Company. The intent of the potential acceleration of non-vested restricted stock in the event of a change in control is to enable the executive to vest in an award primarily intended as a retention tool that would otherwise have vested based solely on the passage of time and the executive’s continued employment with the Company, which may not be possible or permitted by an acquirer following a change in control of the Company due to no fault of the executive.

With respect to outstanding Regular RSU Awards granted to Named Executives, unless the Compensation Committee determines otherwise, in the event a change in control occurs prior to January 31, 2024 with respect to the 2019 awards, prior to January 31, 2025 with respect to the 2020 awards, prior to January 31, 2026 with respect to the 2021 awards and prior to January 31, 2027 with respect to the 2022 awards, 20% of the number of RSUs credited to the Named Executive under each such RSU award would vest to the extent such amount would not exceed the number of RSUs that are eligible to vest at the maximum level under the applicable award. The intent of these partial potential accelerations of Regular RSU awards in the event of a change in control is to compensate the executive for 20% of the target amount under each such award in lieu of potential vesting for the year of the change in control. In addition, with respect to the 2020, 2021, and 2022 Regular RSU Awards, unless the Compensation Committee determines otherwise, in the event a change in control occurs prior to January 31, 2023, January 31, 2024, or January 31, 2025, respectively, a number of RSUs would vest under each such award assuming for this purpose that the applicable Performance Hurdle was calculated based on the results from continuing operations for the most recently completed fiscal year prior to the change in control compared to the results from continuing operations for the 2019, 2020 and 2021 fiscal years, respectively. The intent of these partial potential accelerations of Regular RSU Awards in the event of a change in control is to compensate the executive for the performance of the Company achieved during fiscal years completed during the initial three year performance period under each award where the change in control occurs prior to the first vesting date under such award approximately three years from the date of grant.

With respect to the TSR RSU Awards to the CEO, if there is a change in control of the Company prior to a vesting date, a pro rata number of the RSUs then credited to Mr. Gattoni (based on the number of days during the vesting period prior to the change in control) will vest based on the “payout percentage” achieved as of the date of the change in control, which would reflect the price paid for a share of Landstar System, Inc. common stock upon the change in control.

Name	Change in Control (1) ($)
James B. Gattoni	9,163,619
James P. Todd	1,728,837
Michael K. Kneller	2,589,687
Joseph J. Beacom	1,886,256
Ricardo S. Coro	2,409,139

(1)

Change in Control amounts include severance benefits, pro rata threshold bonus and medical benefits under the Key Executive Employment Protection Agreements, as described further in the “Compensation Discussion and Analysis”, plus the intrinsic value of unvested restricted stock and a portion of RSUs outstanding based on the closing price of the Company’s common stock of $162.90 on December 30, 2022 and assuming partial accelerated vesting upon a change in control of the Company, effective as of that date. The value of medical benefits for each Named Executive equals the payments that may be waived by the Company on behalf of such Named Executive for the continuation of existing coverage for up to one year under the Company’s medical benefit plans pursuant to such Named Executive’s Key Executive Employment Protection Agreement.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Landstar is providing the following information regarding the relationship of compensation of employees of the Company and its affiliates and compensation of the Company’s President and Chief Executive Officer. The pay ratio set forth below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Landstar identified its “median employee” by examining the 2022 total cash compensation for all individuals, excluding our CEO, who were employed by the Company on December 31, 2022, the last day of the Company’s 2022 fiscal year. All employees, whether employed on a full-time, part-time or temporary basis, were included in this calculation. The Company (i) did not make any assumptions, adjustments or estimates with respect to total cash compensation, (ii) did not annualize the compensation for any employees that were not employed by Landstar or any of its affiliates for all of 2022, and (iii) did not make any “cost of living” adjustments to the compensation of any employees. The Company believes the use of total cash compensation for all employees is a consistently applied compensation measure as the Company does not widely distribute annual equity awards throughout its employee workforce. After identifying the median employee based on total cash compensation, the Company calculated annual total compensation for such employee using the same methodology used for the Named Executives as set forth in the 2022 Summary Compensation Table. As illustrated in the table below, Landstar’s 2022 CEO to median employee pay ratio was 92.7:1.

CEO to Median Employee Pay Ratio

	President & CEO		Median Employee
Base Salary	$600,000		$44,850
Stock Awards	1,429,976		—
Bonus	2,500,000		2,472
Change in Pension Value	—		—
All Other Compensation	44,772		2,007

Total	$4,574,748		$49,329

CEO Pay to Median Employee Pay Ratio	92.7	:	1

Item 402(s) Statement

The Compensation Committee has considered the potential risks arising from the Company’s compensation policies and practices for all employees and does not believe the risks from those compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
Landstar is providing the following additional information regarding the relationship between executive compensation and the financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to “
Compensation Discussion and Analysis
” in this Proxy Statement.
The following table summarizes the “compensation actually paid” to (i) the Principal Executive Officer (“PEO”) and (ii) the average “compensation actually paid” to the remaining Named Executive Officers other than the PEO with respect to applicable fiscal years. “Compensation actually paid” does not correlate to the total amount of cash or equity compensation that the executive actually realized or was paid during the fiscal year. Instead, it is a nuanced calculation that includes the increase (or decrease) in value of certain elements of compensation (
i.e.
, equity compensation) over the fiscal year, even if granted in a prior year. The amounts that the executive will ultimately receive with respect to these types of compensation (
i.e.
, when and if the equity awards vest) are likely to be different from the amounts disclosed in this column of the Pay Versus Performance table set forth below. The following Pay Versus Performance table also provides certain information describing the Company’s financial performance for each of the covered fiscal years.
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executives (3)	Average Compensation Actually Paid to Non-PEO Named Executives (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (7)	Diluted Earnings per Share (8)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	4,574,748	2,935,420	1,796,669	1,281,181	153.21	122.45	430,914,000	11.76
2021	5,398,583	17,834,936	3,193,054	6,520,834	159.05	148.01	381,524,000	9.98
2020	2,699,091	4,945,811	1,231,859	1,175,865	122.56	114.50	192,106,000	4.98

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Gattoni, the Company’s President and Chief Executive Officer and PEO, for each corresponding year in the “Total” column of the Summary Compensation Table included in the section
“Compensation of Named Executives
” in this Proxy Statement.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Gattoni, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Gattoni during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Gattoni’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2022	4,574,748	1,429,976	(209,352)	2,935,420
2021	5,398,583	1,429,787	13,866,140	17,834.936
2020	2,699,091	1,429,976	3,676,696	4,945,811

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

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6

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (v) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The fair value of equity awards at each measurement date is computed in a manner consistent with the fair value methodology used to account for equity awards in the Company’s audited consolidated financial statements in accordance with generally accepted accounting principles and included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2022. For restricted stock awards, the fair value as of the end of the covered fiscal year is computed as the unvested restricted shares outstanding as of the end of the covered fiscal year multiplied by the Company’s closing stock price as of the last business day of the covered fiscal year. For RSUs with a performance or market condition, the fair value as of the end of the covered fiscal year is computed based on the unvested RSUs expected to vest based on the most probable outcome of the performance or market condition for these awards multiplied by the Company’s closing stock price as of the last business day of the covered fiscal year. For stock awards vested during the covered fiscal year, the fair value at vesting is calculated as the number of shares vested multiplied by the average of the high and low stock prices on the vesting date. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	872,415	(393,513)	(688,254)	—	—	(209,352)
2021	3,066,905	10,203,279	595,956	—	—	13,866,140
2020	1,325,645	2,424,469	(73,418)	—	—	3,676,696

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s Named Executives as a group (excluding Mr. Gattoni) in the “Total” column of the Summary Compensation Table in each applicable year. The Named Executives (excluding Mr. Gattoni) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Messrs. Beacom, Coro, Kneller, Pensotti and Todd; (ii) for 2021, Messrs. Beacom, Coro, Kneller and Pensotti; and (iii) for 2020, Messrs. Beacom, Coro, Kneller and L. Kevin Stout.

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7

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Named Executives as a group (excluding Mr. Gattoni), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Named Executives as a group (excluding Mr. Gattoni) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the Named Executives as a group (excluding Mr. Gattoni) for each applicable year to determine the “compensation actually paid”, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executives	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO Named Executives
2022	1,796,669	693,490	178,002	1,281,181
2021	3,193,054	723,584	4,051,364	6,520,834
2020	1,231,859	714,932	658,938	1,175,865

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	349,416	170,847	(183,146)	(159,115)	—	178,002
2021	1,342,266	2,684,379	24,719	—	—	4,051,364
2020	662,675	8,754	(12,491)	—	—	658,938

(5)
This column illustrates the Cumulative TSR that would have been realized as of the end of the measurement period, assuming reinvestment of dividends throughout, by an investor who invested $100 in the Company’s Common Stock at the beginning of the measurement period.

(6)
Represents the TSR that would have been realized by an investor, assuming reinvestment of dividends, who invested $100 in the peer group at the beginning of the measurement period. The peer group used for this purpose is the following published industry index: the Dow Jones Transportation Stock Index. The peer group referred to throughout this Pay For Performance section is separate and distinct from the peer group referred to in
“Compensation Discussion and Analysis”
above.

(7)	The dollar amounts reported represent the amount of net income reflected in the Co mpan y’s audited consolidated financial statements for the applicable year.

(8)
The Company determined diluted earnings per share to be the Company Selected Measure, which in the Company’s assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link “compensation actually paid” to the Company’s Named Executive for the most recently completed fiscal year to Company performance. The dollar amounts reported represent the amount of diluted earnings per share reflected in the Company’s audited consolidated financial statements for the applicable year.

Financial Performance Measures
As described in greater detail in
“Compensation Discussion and Analysis”
,
the Company maintains performance-based compensation programs that are designed to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. The Company’s performance-based compensation programs include the Company’s performance-based annual incentive compensation program and stock-based awards program. The Company believes that its compensation practices align executive compensation with financial performance and, as such, executive compensation arrangements are generally aligned with the Company’s variable cost business model.
The most important financial performance measures used by the Company to link “compensation actually paid” to the Company’s Named Executives, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Operating income

•	Pre-tax income per diluted share

•	Diluted earnings per share

•	Total shareholder return
Analysis of the Information Presented in the Pay versus Performance Table
As described in greater detail in the section “
Compensation Discussion and Analysis
”, the Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The ICP is designed to pay substantial compensation for superior performance. Stock-based awards have historically accounted for a significant portion of each Named Executive’s total compensation.
The Company’s performance-based compensation programs are designed to encourage the Company’s Named Executives to achieve various financial goals linked to operating objectives both for the Company’s upcoming fiscal year as well as for the longer term performance of the enterprise. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year.
Relationships Between Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following information relating to relationships between information presented in the Pay versus Performance table. As noted above, “compensation actually paid” does not correlate to the total amount of cash or equity compensation that the executive actually realized or was paid during the fiscal year. Instead, it is a nuanced calculation that includes the increase (or decrease) in value of certain elements of compensation (
i.e.
, equity compensation) over the fiscal year, even if granted in a prior year. The amounts that the executive will ultimately receive with respect to these types of compensation (
i.e.
, when and if the equity awards vest) are likely to be different from the amounts disclosed in this column of the Pay Versus Performance table.
“Compensation Actually Paid” and Cumulative TSR
The following chart presents the amount of compensation actually paid to Mr. Gattoni (the PEO), the average amount of “compensation actually paid” to the Company’s Named Executives as a group (excluding Mr. Gattoni), and the Company’s cumulative TSR over the three years presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income
The following chart presents the amount of compensation actually paid to Mr. Gattoni (the PEO), the average amount of compensation actually paid to the Company’s Named Executives as a group (excluding Mr. Gattoni), and the Company’s net income over the three years presented in the Pay Versus Performance table.

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Compensation Actually Paid and Diluted Earnings Per Share
The following chart presents the amount of compensation actually paid to Mr. Gattoni (the PEO), the average amount of compensation actually paid to the Company’s Named Executives as a group (excluding Mr. Gattoni), and the Company’s diluted earnings per share over the three years presented in the Pay Versus Performance table.

Cumulative TSR of the Company and Cumulative TSR of the Dow Jones Transportation Stock Index
As demonstrated by the following graph, the Company’s cumulative TSR over the three year period presented in the table was 53%, while the cumulative TSR of the peer group presented for this purpose, the Dow Jones Transportation Stock Index, was 22% over the three years presented in the table.

5
1

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 15, 2023 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Executive Officer of the Company, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the business address of each stockholder listed on the table below is c/o Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

Name of Beneficial Owner	Position(s)	Amount and Nature of Beneficial Ownership	Ownership Percent of Class (1)
(i)
The Vanguard Group(2)(3)		3,482,817	9.7%
BlackRock, Inc.(2)(4)		3,409,176	9.5%
Kayne Anderson Rudnick Investment Management LLC(2)(5)		3,248,033	9.0%
Morgan Stanley (2)(6)		2,989,750	8.3%
(ii)
David G. Bannister(7)	Director and Nominee for Director	32,964	*
Diana M. Murphy(7)	Chairman of the Board	26,550	*
Homaira Akbari(8)	Director	12,925	*
Anthony J. Orlando(9)	Director	11,305	*
George P. Scanlon(7)	Director and Nominee for Director	5,934	*
James L. Liang(10)	Director and Nominee for Director	1,329	*
Teresa L. White(7)	Director	1,109	*
James B. Gattoni(11)	President, Chief Executive Officer and Director	90,625	*
Michael K. Kneller(12)	Vice President, General Counsel and Secretary	70,088	*
Joseph J. Beacom(13)	Vice President, Chief Safety and Operations Officer	47,578	*
Ricardo S. Coro(12)	Vice President, Chief Information Officer	22,167	*
Aimee M. Cooper(14)	Vice President, Chief Administrative Officer	14,778	*
James P. Todd(15)	Vice President, Chief Financial Officer	13,636	*
(iii)
All Directors, Director Nominees and Executive Officers as a group (13 persons)(16)(17)		350,988	1.0%

*	Less than 1%

(1)	The percentages are based upon the number of outstanding shares of the Company as of March 15, 2023.

(2)	In accordance with the rules of the SEC, the information set forth above is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3)

According to its Schedule 13G/A filed on February 9, 2023, the Vanguard Group, Inc. (“Vanguard”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 3,482,817 shares of Common Stock. Vanguard has sole voting power with respect to none of such shares, shared voting power with respect to 15,370 of such shares, sole dispositive power with respect to 3,431,581 of such shares and shared dispositive power with respect to 51,236 of such shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

According to its Schedule 13G/A filed on January 24, 2023, BlackRock, Inc. (“BlackRock”) is a parent holding company or control person and is deemed to be the beneficial owner of 3,409,176 shares of Common Stock. BlackRock has sole voting power with respect to 3,320,716 of such shares, shared voting power or shared dispositive power with respect to none of the shares, and sole dispositive power with respect to all 3,409,176 of such shares. The business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)

According to its Schedule 13G filed on February 14, 2023, Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 3,248,033 shares of Common Stock. Kayne Anderson has sole voting power with respect to 2,104,704 of such shares, shared voting power with respect to 752,288 of such shares, sole dispositive power with respect to 2,495,745 of such shares and shared dispositive power with respect to 752,288 of such shares. The business address of Kayne Anderson is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(6)

According to the Schedule 13G/A filed jointly by Morgan Stanley and Atlanta Capital Management Company, LLC (“Atlanta Capital Management”) on February 9, 2023, Morgan Stanley is a parent holding company or control person and Atlanta Capital Management is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a wholly-owned subsidiary of Morgan Stanley. Morgan Stanley is deemed to be the beneficial owner of 2,989,750 shares of Common Stock. Morgan Stanley has sole voting power with respect to none of such shares, shared voting power with respect to 2,843,357 of such shares, sole dispositive power with respect to none of such shares, and shared dispositive power with respect to 2,980,382 of such shares. The business address of Morgan Stanley is 1585 Broadway, New York, NY 10036. Atlanta Capital Management is deemed to be the beneficial owner of 2,222,599 shares of Common Stock. Atlanta Capital Management has sole voting power with respect to none of the shares, shared voting power with respect to 2,148,834 of such shares, sole dispositive power with respect to none of such shares and shared dispositive power with respect to 2,222,599 of such shares. The business address of Atlanta Capital Management is 1075 Peachtree Street, Suite 2100, Atlanta, GA 30309.

(7)	Includes 969 shares of restricted stock subject to vesting.

(8)	Includes 969 shares of restricted stock subject to vesting. Includes 2,500 shares of Common Stock held in a Defined Benefit Plan account for the benefit of Dr. Akbari.

(9)	Includes 969 shares of restricted stock subject to vesting and 4,331 Deferred Stock Units.

(10)	Includes 969 shares of restricted stock subject to vesting. Includes 220 shares of Common Stock held in a traditional IRA account in the name of James L. Liang.

(11)	Includes 6,142 shares of restricted stock subject to vesting.

(12)	Includes 3,070 shares of restricted stock subject to vesting.

(13)

Includes 3,070 shares of restricted stock subject to vesting. Mr. Beacom may be deemed to be the beneficial owner of 30,000 shares of Common Stock held in an irrevocable trust of which Mr. Beacom is neither a trustee nor beneficiary but for which Amy Beacom, Mr. Beacom’s wife, is the sole trustee.

(14)	Includes 1,030 shares of restricted stock subject to vesting.

(15)	Includes 3,496 shares of restricted stock subject to vesting.

(16)	Represents amount of shares that may be deemed to be beneficially owned either directly or indirectly by all Directors, Nominees for Director and Executive Officers as a group.

(17)	Includes 26,661 shares of restricted stock subject to vesting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 31, 2022, all reports required by Section 16(a) which are applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were filed on a timely basis, except with respect to the following: (1) on March 1, 2022, Mr. Liang was appointed to the Board of Directors and granted 140 non-vested restricted shares of the Company’s common stock. The Form 4 reporting this transaction was filed on March 7, 2022; and (2) on July 1, 2022, Ms. Cooper became an Executive Officer of the Company upon her promotion to Vice President and Chief Administrative Officer of the Company. The Form 3 reporting this transaction was filed on January 13, 2023.

PROPOSAL NUMBER TWO —

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal years ended December 31, 2022 and December 25, 2021. In addition to retaining KPMG LLP to audit the consolidated financial statements and internal control over financial reporting of the Company and its subsidiary, LSHI, the Company engaged KPMG LLP to render certain employee benefit plan audit services to the Company in fiscal year 2021, but did not do so in fiscal year 2022 and does not expect to do so in fiscal year 2023. The aggregate fees billed for professional services by KPMG LLP in fiscal years 2022 and 2021 for services consisted of the following:

AUDIT FEES: Fees for the audits of the consolidated financial statements and internal control over financial reporting, quarterly reviews and subsidiary audit, as well as for the issuance of a consent letter related to a registration statement, were $1,191,000 and $1,146,000 for fiscal years 2022 and 2021, respectively.

AUDIT RELATED FEES: Fees for the audit of the Company’s 401(k) plan were $32,000 for fiscal year 2021.

TAX FEES: None.

ALL OTHER FEES: None

The Audit Committee has approved all of the fees above.

The Audit Committee has appointed KPMG LLP to continue in that capacity for the Company’s fiscal year 2023, and has recommended to the Board that a resolution be presented to stockholders at the 2023 Annual Meeting to ratify that appointment. The Board has adopted such resolution and hereby presents it to the Company’s stockholders. A representative of KPMG LLP will be present at the 2023 Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders, as appropriate.

Assuming the presence of a Quorum, to be approved, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2023 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL NUMBER THREE –

APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

TO ELIMINATE THE COMPANY’S CLASSIFIED BOARD STRUCTURE AND

PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

Background

As described above, after a review of evolving corporate governance practices, and consistent with its strong commitment to the careful consideration of investor views, the Board has determined it is appropriate, advisable, and in the best interests of the Company and its stockholders to implement the Declassification Amendment and to recommend to the Company’s stockholders the approval of this Declassification Proposal to adopt and implement the Declassification Amendment. Approval of this Declassification Proposal would effect a transition from a classified Board structure to a declassified Board structure. In reaching this decision, the Board considered several factors, including:

•	the Board’s commitment to strong corporate governance practices and the accountability that comes with annual elections;

•	the Board’s responsiveness to stockholder sentiment and what many in the investor community consider to be governance best practices; and

•	Landstar’s significant maturation and history of stability and financial strength since its initial public offering in 1993.

If the Declassification Proposal is approved by the Company’s stockholders at the 2023 Annual Meeting, the Declassification Amendment would phase out the Company’s current classified structure of the Board and the Directors elected at the 2023 Annual Meeting and at future Annual Meetings will be elected for one-year terms. That is, Directors who are elected at the 2023 Annual Meeting under Proposal Number One of this Proxy Statement would be elected for a one-year term which expires at the 2024 Annual Meeting. Directors elected by the Company’s stockholders at the 2021 Annual Meeting and the 2022 Annual Meeting whose terms are scheduled to expire at our 2024 Annual Meeting and 2025 Annual Meeting, respectively, would continue to serve the remainder of the term for which the Director was elected. The terms of all Directors would expire annually as of our 2025 Annual Meeting, and each Director nominee at our 2025 Annual Meeting and each Annual Meeting thereafter would be elected for a one-year term expiring at the following year’s Annual Meeting.

If the Declassification Proposal is not approved by the Company’s stockholders, the present classified structure of the Board will continue, the Directors elected at the 2023 Annual Meeting will serve for three-year terms until the 2026 Annual Meeting or until their earlier resignation or removal, and directors up for election at future Annual Meetings will continue to be elected for three-year terms.

Based on the recommendation of the Nominating and ESG Committee, the Board has approved, and recommends that the Company’s stockholders approve the Declassification Proposal and the proposed amendments to the Company’s Restated Certificate of Incorporation to provide for the annual election of Directors and other matters as described herein and set forth in Appendix A to this proxy statement (the “Declassification Amendment”).

Declassification Amendment

The Board is currently divided into three classes (Class I, Class II and Class III), with Directors in each class serving staggered three-year terms. At each annual meeting of stockholders, the terms of the Directors in one of these three classes is scheduled to expire. At that annual meeting of stockholders, Directors are elected to a class to succeed the Directors whose terms are then expiring, with the terms of that class of Directors so elected to expire at the third annual meeting of stockholders thereafter. If the Declassification Proposal is approved and the Declassification Amendment is adopted by the Company’s stockholders, then the Directors elected prior to the 2023 Annual Meeting would serve out their remaining three-year terms and each person elected as a Director by the holders of Common Stock at the 2023 Annual Meeting and at any future Annual Meeting would serve a one-year term, ending at the next meeting of stockholders following the director’s election. The Company’s classified board structure would be fully eliminated starting with the 2025 Annual Meeting. The proposed Declassification Amendment would not change the present number of Directors or the Board’s authority to change that number or to fill any vacancies or newly created directorships.

The Company’s current Restated Certificate of Incorporation also provides that Directors may be removed only for cause. However, Delaware law provides that the directors of a corporation without a classified board may be removed with or without cause, by the holders of a majority of the shares then entitled to vote. The proposed Declassification Amendment provides that all Directors elected for one-year terms may be removed with or without cause upon the affirmative vote of a majority of the Company’s outstanding shares entitled to vote thereon. Directors in a class that is serving out the remainder of a three-year term would continue to be removable only for cause.

The Declassification Amendment also provides that any person elected to fill a vacant or newly created directorship after the 2023 Annual Meeting will serve for a term ending at the next Annual Meeting following the person’s appointment as a Director. The proposed amendments to the Restated Certificate of Incorporation also contain conforming, clarifying and updating changes to supplement the Declassification Amendment, as well as certain other routine and non-substantive updates and revisions.

The Board has also approved and adopted, contingent upon stockholder approval and adoption of the proposed Declassification Amendment to the Certificate of Incorporation, certain amendments to the Company’s Bylaws that contain conforming, clarifying and updating changes to supplement the Declassification Amendment, as well as certain other routine and non-substantive updates and revisions. If the Company’s stockholders approve the proposed amendments to the Certificate of Incorporation, the Bylaws would be similarly amended to provide for the annual election of Directors.

The Company encourages stockholders to review the full text of the proposed Declassification Amendment in Appendix A, with deletions indicated by strikeouts and additions indicated by underlining. The general description of the Restated Certificate of Incorporation and the proposed amendments set forth herein is qualified in its entirety by reference to the text of Appendix A.

Votes Required for Approval

For the proposed Declassification Amendment to the Restated Certificate of Incorporation to become effective, this Declassification Proposal must receive the affirmative vote of the holders of at least 75% of the then outstanding Common Stock entitled to vote generally in the election of Directors at the 2023 Annual Meeting. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed. Abstentions from voting and broker non-votes will have the same effect as a vote against this proposal.

If the Declassification Proposal is approved by our stockholders, as required for adoption of the Declassification Amendment, we will make the appropriate filing with the Secretary of State of Delaware promptly following the 2023 Annual Meeting. The Declassification Amendment to declassify the Board will take effect immediately upon such filing. However, the Board retains the discretion to abandon the proposed amendments and not implement them at any time before they become effective. The approval of this Declassification Proposal is not conditioned on the approval of any other proposal.

If the Declassification Proposal is approved by stockholders at the 2023 Annual Meeting, then the Directors elected at the 2023 Annual Meeting and at future Annual Meetings will be elected for one-year terms. If the

Declassification Proposal is not approved by stockholders at the 2023 Annual Meeting, then the present classification of the Board will continue and Directors up for election at the 2023 Annual Meeting and future Annual Meetings will continue to be elected for three-year terms.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE COMPANY’S CLASSIFIED BOARD STRUCTURE AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

PROPOSAL NUMBER FOUR –

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As described in detail under the heading “Compensation Discussion and Analysis,” Landstar’s executive compensation programs are designed to attract, motivate and retain the Named Executives, who are critical to the Company’s success. Under these programs, the Named Executives are rewarded for the achievement of specific annual, long-term and corporate goals and the realization of increased stockholder value. The Compensation Committee believes that the Company’s executive compensation programs are designed effectively to take into account both short term and longer term performance components using a variety of financial metrics. Please read the “Compensation Discussion and Analysis” included in this Proxy Statement for additional details about the executive compensation programs, including information about the fiscal year 2022 compensation of the Named Executives.

The Compensation Committee regularly reviews the compensation programs for the Named Executives to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with current market practices and the interests of stockholders. While the Compensation Committee determines the compensation of the Named Executives in the manner described in the “Compensation Discussion and Analysis,” the Company understands that stockholders may be particularly interested in the connection between our Chief Executive Officer’s compensation and the Company’s performance, as well as the long-term trend of the Chief Executive Officer’s total compensation relative to the stockholders’ return. As set forth in the Summary Compensation Table included in this Proxy Statement, a significant portion of total compensation paid to the Company’s Chief Executive Officer as well as the other Named Executives is designed to be “performance based” (as discussed in “Compensation Discussion and Analysis”).

As described above in “Compensation, Discussion and Analysis – Performance Based Compensation; Annual Incentive Compensation Program,” Landstar’s financial performance in fiscal year 2022 was the best in the Company’s history. Landstar set many annual financial records in 2022, including for revenue, operating income, pre-tax income per diluted share and diluted earnings per share. Revenue in fiscal year 2022 was approximately $7.4 billion, an annual record, and an increase of approximately $900 million over fiscal year 2021. In 2022, operating income of $571 million, pre-tax income per diluted share of $15.49 and diluted earnings per share of $11.76 each established new all-time Landstar records. The Company also established numerous operational records in fiscal year 2022 on the strength of over 2.5 million loads hauled via truck capacity, the highest number of loads hauled via truck in any year in Landstar history.

During 2022, the Company also continued to make significant progress on its digital transformation initiatives, in particular, new releases achieved with respect to the digital tools made available to independent commission sales agents and BCO Independent Contractors. These tools and applications include:

•	Agent TMS: A cloud-based platform for truckload freight agent workflow.

•

Analytics: A suite of business intelligence applications powered by Microsoft Power BI for independent sales agents and BCO Independent Contractors to access information and identify trends in their businesses.

•

Pricing: Landstar-proprietary pricing tools developed with data scientists using historical Company information and third party pricing data to provide independent commission sales agents with near real time market data.

•

LandstarOne™: Mobile application available to BCO Independent Contractors and third party motor carriers providing a one-stop location for available loading opportunities as well as fueling station locations, retail fuel prices, fuel prices net of Landstar-arranged discounts and applicable state fuel tax credits, and equipment inspection site locations.

•

Clarity: Landstar’s proprietary freight tracking exception management tool that incorporates geo-positional data from, among other sources, electronic logging devices, trailer tracking devices and third party data aggregators.

•	Trailer Tools: Applications empowering independent commission sales agents through the automation of the Company’s trailer request and trailer pool management processes.

•	Credit: Application that automates the credit request process for independent commission sales agents.

We are asking the stockholders to indicate their support for the Named Executive compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity each year to express their views on the Named Executives’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executives and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask the stockholders to vote “FOR” the following resolution at the Company’s 2023 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.”

This say-on-pay vote, as required pursuant to Section 14A of the Exchange Act, is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the Named Executive compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval of Proposal No. 4 requires the affirmative vote of a majority of the votes cast at the 2023 Annual Meeting, provided a Quorum is present. Unless you instruct us to vote differently, we will vote valid proxies FOR the approval of the compensation paid by the Company to its Named Executives as discussed in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID BY THE COMPANY TO ITS NAMED EXECUTIVES AS DISCUSSED IN THIS PROXY STATEMENT.

PROPOSAL NUMBER FIVE – ADVISORY VOTE ON THE FREQUENCY OF

AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables the Company’s stockholders to indicate how frequently we should seek an advisory vote on the compensation of the Named Executives, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, commonly referred to as a “Say on Frequency” proposal, stockholders may indicate whether they would prefer an advisory vote on Named Executive compensation once every one, two, or three years, or they may abstain.

At the Company’s 2011 Annual Meeting of Stockholders at which a “Say on Frequency” proposal was first presented to and voted on, the Company’s stockholders indicated a strong preference for an annual vote on Named Executive compensation. The Board subsequently decided at each subsequent Annual Meeting of Stockholders to include a “Say on Pay” proposal by which stockholders may annually express their views on the Named Executives’ compensation.

At the Company’s 2017 Annual Meeting of Stockholders, the Company’s stockholders again indicated a strong preference for an annual vote on Named Executive compensation.

While the Company will continue to monitor developments in this area, recognizing the results of the prior votes on this issue by the Company’s stockholders as well as the Company’s experience with respect to “Say on Pay” votes at each Annual Meeting since 2011 whereby the annual votes have provided additional opportunities for communication between the Company and its stockholders while also annually reaffirming the Company’s Named Executive compensation practices, the Board believes that an annual advisory vote to approve Named Executive compensation at the Company is appropriate.

Based on the factors discussed, the Board recommends that future advisory votes to approve executive compensation occur each year until the next advisory “Say on Frequency” proposal to approve Named Executive compensation, anticipated under the current rules and regulations of the Securities and Exchange Commission, to occur at the Company’s 2029 Annual Meeting of Stockholders. Please note that stockholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the following frequency options: one year, two years or three years, or to abstain from voting.

This say-on-frequency vote, as required pursuant to Section 14A of the Exchange Act, is advisory, and therefore not binding on the Company or the Board. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the stockholders. Unless you instruct us to vote differently, we will vote valid proxies in favor of a vote every ONE year with respect to the frequency of a stockholder vote on the compensation paid by the Company to its Named Executives.

THE BOARD RECOMMENDS A VOTE FOR AN ANNUAL ADVISORY VOTE ON NAMED EXECUTIVE COMPENSATION AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

STOCKHOLDER PROPOSALS

In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2024 Annual Meeting must be received by the Secretary of the Company no later than November 29, 2023, if such proposals are to be considered for inclusion in the Company’s Proxy Statement. In accordance with the Bylaws of the Company, stockholder proposals intended for presentation at the 2024 Annual Meeting that are not intended to be considered for inclusion in the Company’s Proxy Statement must be received by the Secretary of the Company not earlier than November 29, 2023 and not later than December 29, 2023. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2024 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 12, 2024 and advises stockholders in the 2024 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 12, 2024. In addition to satisfying the requirements under the Bylaws, to comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19(b) under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.

In addition, in accordance with the Bylaws, stockholder proposals intended for presentation at the 2023 Annual Meeting that are not intended for inclusion in this Proxy Statement must have been received by the Company not earlier than November 30, 2022 and not later than December 30, 2022. For any proposal that is not submitted for inclusion in this Proxy Statement, but is instead sought to be presented directly at the 2023 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) received notice of the proposal before the close of business on February 13, 2023, and advises stockholders in this year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on February 13, 2023.

All proposals should be mailed via certified mail and addressed to Michael K. Kneller, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company and its intermediaries shall provide one copy of the Notice of Internet Availability to two or more security holders who share an address in accordance with Rule 14a-3(e)(1) of the Securities and Exchange Act of 1934, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability to any security holder at a shared address to which a single copy of the Notice of Internet Availability was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Notice of Internet Availability by contacting the Company at the following phone number and/or mailing address:

Landstar System, Inc.

Investor Relations

13410 Sutton Park Drive South

Jacksonville, FL 32224

Phone: 904-398-9400

Security holders sharing an address can also request delivery of a single copy of the Notice of Internet Availability if they are receiving multiple copies of the Notice of Internet Availability by contacting the Company at the preceding phone number and/or mailing address.

All stockholders may access the proxy materials at www.proxyvote.com as well as the Company’s website— www.landstar.com. If you would like to receive a paper or an e-mail copy of our proxy materials, at no charge, please make the request by Internet at www.proxyvote.com, by phone at 1-800-579-1639 or by e-mail to sendmaterial@proxyvote.com.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the 2023 Annual Meeting, the persons named in the form of proxy will vote the shares of Common Stock represented by proxies in accordance with their best judgment on such matters.

Whether or not you expect to attend the Annual Meeting, we urge you to vote via the Internet, as instructed on the proxy card and Notice of Internet Availability or, by executing and returning the requested proxy card in the postage-paid envelope that will be provided, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors

Michael K. Kneller
Vice President, General Counsel & Secretary

13410 Sutton Park Drive South

Jacksonville, FL 32224

THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: MICHAEL K. KNELLER, SECRETARY, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

Appendix A

RESTATED

CERTIFICATE OF INCORPORATION

OF

LANDSTAR SYSTEM~~.~~, INC.

Pursuant to Section 245 of

the General Corporation Law of the State of Delaware

Landstar System, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The Corporation was incorporated as Landstar Holding Corporation and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 8, 1991.

2. This Restated Certificate of Incorporation was duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware and it ~~only~~ restates ~~and~~, integrates and ~~does not~~ further ~~amend~~amends the provisions of the Certificate of Incorporation of the Corporation ~~as heretofore amended or supplemented and there is no discrepancy between such provisions and the provisions of this Restated Certificate of Incorporation~~.

3. The text of the Certificate of Incorporation as heretofore amended is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Landstar System, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and the name of its registered agent at the address of the Corporation’s registered office is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Section 1. The total number of shares of capital stock which the Corporation shall have the authority to issue is one hundred sixty-two million (162,000,000), consisting of (a) one hundred sixty million (160,000,000) shares of common stock, par value $.01 per share (“Common Stock”), and (b) two million (2,000,000) shares of preferred stock, par value $1.00 per share (“Preferred Stock”).

Section 2. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder and shall be entitled to vote with respect to all matters as to which a stockholder of a Delaware corporation would be entitled to vote.

Section 3. The Preferred Stock may be issued at any time and from time to time in one or more series. The board of directors of the Corporation (“Board of Directors”) is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The designation of the series, which may be by distinguishing number, letter or title.

(b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

(d) The dates on which dividends, if any, shall be payable.

(e) The redemption rights and price or prices, if any, for shares of the series.

(f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(h) Whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(i) Restrictions on the issuance of shares of the same series or of any other class or series.

(j) The voting rights, if any, of the holders of shares of the series.

A Certificate of Designation of Junior Participating Cumulative Preferred Stock effective February 10, 1993 is attached hereto as Exhibit A.

Section 4. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

Section 5. Except as may be provided in this Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

Section 6. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

(c) Provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e) Provisions which permit the Corporation to redeem such rights.

(f) The appointment of a rights agent with respect to such rights.

ARTICLE VI

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by the vote of a majority of the entire Board of Directors. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation, the stockholders of the Corporation may adopt, repeal, alter or amend any provision of the Bylaws upon the affirmative vote of the holders of 75% or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VII

Section 1. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by this Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2. The number of directors constituting the ~~initial~~ Board of Directors shall be not less than seven (7) and thereafter the number of directors shall be as set forth in or pursuant to the Bylaws of the Corporation, but shall not be more than ten (10). ~~The~~Prior to the 2023 annual meeting of stockholders, the Board of Directors shall be divided by the directors into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible~~. Directors of Class I~~ , and with each class of directors being elected to hold office for a three (3)-year term (such directors and any director appointed to fill a vacancy caused by the death, resignation, removal or otherwise of such director, a “Continuing Classified Director”). Commencing with the 2023 annual meeting of stockholders, each director whose term shall then expire shall be elected to hold office for a one (1)-year term expiring at the next annual meeting of stockholders ~~to be held in 1994, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1995 and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1996. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three year terms. The~~ . Any director or the entire Board of Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors ~~may remove any director or the entire Board of Directors, but~~, except that any Continuing Classified Director may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3. Advance notice of nominations for elections for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VIII

A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or the Corporation existing at the time of such repeal or modification.

ARTICLE IX

Section 1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation (including Landstar System Holdings, Inc., Ranger Transportation, Inc., Independent Freightway, Inc., Ligon Nationwide, Inc., Gemini Transportation Services, Inc., Poole Truck Line, Inc., Landstar Transportation Service, Inc. and Risk Management Claim Services, Inc.) or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or omission in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); and, provided, further, that, if required by the General Corporation Law of the State of Delaware, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article IX or otherwise.

Section 2. If a claim under Section 1 of this Article IX is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met the applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article IX or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.

Section 3. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation or any bylaw, contract, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Section 5. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX or as otherwise permitted under the General Corporation Law of the State of Delaware with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE X

A director of the Corporation, in determining what he reasonably believes to be in the best interests of the Corporation, shall consider the interests of the Corporation’s stockholders and, in his discretion, may consider any of the following:

(a) The interests of the Corporation’s employees, independent contractors, agents, suppliers, creditors and customers;

(b) The economy of the nation;

(c) Community and societal interests; and

(d) The long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

ARTICLE XI

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE XII

Cumulative voting for the election of directors shall not be permitted.

ARTICLE XIII

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. ~~The foregoing sentence shall take effect on the day following the date on which the Corporation’s initial underwritten public offering of Common Stock closes.~~ Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, by the President or as otherwise provided in the Bylaws of the Corporation.

ARTICLE XIV

The vote of stockholders of the Corporation required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article XIV.

Section 1. In addition to any affirmative vote required by law or by this Restated Certificate of Incorporation, and except as otherwise expressly provided in Section 3 of this article XIV:

(a) any merger or consolidation of the Corporation with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of (i) all or substantially all the assets of the Corporation or (ii) assets of the Corporation or any of its Subsidiaries representing in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; or

(c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or of any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more, but less than the amount referred to in clause (ii) of paragraph (b) of this Section 1, or (ii) any merger or consolidation of any Subsidiary of the Corporation having assets with an aggregate Fair Market Value of $10,000,000 or more in a transaction not covered by paragraph (b) of this Section 1 with (x) any Interested Stockholder or (y) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

(d) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any securities of the Corporation or any Subsidiary in exchange for cash, securities of other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary; or

(e) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(f) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

shall not be consummated without (i) the affirmative vote of the holders of at least 75% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors (“Voting Stock”) and (ii) the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by Disinterested Stockholders, in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Restated Certificate of Incorporation or by a registered securities association or in any agreement with any national securities exchange or otherwise.

Section 2. The term “Business Combination” as used in this Article XIV shall mean any transaction which is referred to in any one or more of paragraphs (a) through (f) of Section 1 of this Article XIV.

Section 3. The provisions of Section 1 of this Article XIV shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if all the conditions specified in any of the following paragraphs (a), (b) or (c) are met:

(a) (i) such Business Combination shall have been approved by a majority of the Disinterested Directors and (ii) the Interested Stockholder involved in such Business Combination (x) acquired such status as an Interested

Stockholder in a manner substantially consistent with an agreement or memorandum of understanding approved by the Board of Directors (including a majority of the Disinterested Directors) prior to the time such Interested Stockholder became an Interested Stockholder and (y) has complied with all requirements imposed by such agreement or memorandum of understanding; or

(b) in the case of any Business Combination described in paragraph (a) or (f) of Section 1 of this Article XIV, (i) such Business Combination shall have been approved by a majority of the Disinterested Directors, (ii) such Business Combination shall not have resulted, directly or indirectly, in an increase of more than 10% in the total amount of shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which was directly or indirectly beneficially owned by an Interested Stockholder and all Affiliates and Associates of such Interested Stockholder at the time of the approval of such Business Combination by a majority of the Disinterested Directors, and (iii) such Business Combination shall not have been consummated within a period of two years after the consummation of any other Business Combination described in paragraph (a), (b), (c), (d), (e) or (f) of Section 1 of this Article XIV (whether or not such other Business Combination shall have been approved by a majority of the Disinterested Directors) which had the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which was directly or indirectly beneficially owned by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder; or

(c) in the case of any Business Combination described in paragraph (c) or (d) of Section 1 of this Article XIV, such Business Combination shall have been approved by a majority of the Disinterested Directors.

Section 4. For the purposes of this Article XIV:

(a) A “person” shall mean any individual, group, firm, corporation, partnership, trust or other entity.

(b) “Interested Stockholder” shall mean any person (other than the Corporation, any Subsidiary, or Kelso Investment Associates IV, L.P. or any of its Affiliates or Associates, and other than any group consisting of the directors and officers or the Corporation which may be deemed to be a group solely by reason of each of them being directors or officers of the Corporation or members of a slate proposed by the Corporation as directors) who or which:

(1) is the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of Voting Stock; or

(2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of Voting Stock; or

(3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(c) “Disinterested Stockholder” shall mean a stockholder of the Corporation who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.

(d) a person shall be a “beneficial owner” of any Voting Stock:

(1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

(3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(e) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph (d) of this Section 4 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

(f) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 1, 1993.

(g) “Subsidiary” shall mean any Corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries, provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Section 4, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

(h) “Disinterested Director” means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

(i) “Fair Market Value” means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

Section 5. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XIV, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of Section 3 of this Article XIV have been met with respect to any Business Combination and (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the

Corporation or any Subsidiary in any Business Combination has, (i) an aggregate Fair Market Value of $10,000,000 or more or (ii) represent in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article XIV.

Section 6. Nothing contained in this Article XIV shall be construed to relieve an Interested Stockholder from any fiduciary obligation imposed by law.

ARTICLE XV

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XV; provided, however, that any amendment or repeal of Article VIII or Article IX of this Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and provided, further, that Articles V, VI, VII, VIII, IX, X, XII, XIII, XIV and XV of this Restated Certificate of Incorporation shall not be amended, altered, changed or repealed without the affirmative vote of the holders of at least 75% of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed this ~~6th~~[●] day of ~~March, 2006~~[●], 2023.

Landstar System, Inc.

/s/ ~~Henry H. Gerkens~~ James B. Gattoni
Name: ~~Henry H. Gerkens~~James B. Gattoni Title: President and Chief Executive Officer

Attested by:

/s/ Michael K. Kneller
Michael K. Kneller, Vice President, General Counsel and Secretary

EXHIBIT A

CERTIFICATE OF DESIGNATION OF JUNIOR

PARTICIPATING CUMULATIVE PREFERRED STOCK

Par Value $1.00 Per Share

of

Landstar System, Inc.

(formerly Landstar Holding Corporation)

Pursuant to Section 151 of the General Corporation

Law of the State of Delaware

We, Henry H. Gerkens, Vice President, and Michael L. Harvey, Secretary, of Landstar System, Inc., (formerly Landstar Holding Corporation), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation (the “Restated Certificate”) of the said Corporation, the said Board of Directors on February 9, 1993, by the affirmative vote of at least two-thirds of the members of the Board of Directors, adopted the following resolution creating a series of Two Hundred Thousand (200,000) shares of Preferred Stock, par value $1.00 per share:

RESOLVED, that contingent upon the approval of the Restated Certificate, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount.

The shares of such series shall be designated as Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the “Junior Preferred Stock”) and the number of shares constituting such series shall be Two Hundred Thousand (200,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the

Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment date and the next subsequent Quarterly Dividend Payment date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights.

The holders of shares of Junior Preferred Stock shall have the following voting rights.

(A) Subject to the provisions for adjustment as hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by classification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or less number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the Restated Certificate, in any other certificate of designation creating a series of preferred stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) If at any time the Corporation shall not have declared and paid all accrued and unpaid dividends on the Junior Preferred Stock as provided in Section 2 hereof for four consecutive Quarterly Dividend Payment Dates, then, in addition to any voting rights provided for in paragraphs (A) and (B), the holders of the Junior Preferred Stock shall have the exclusive right, voting separately as class, to elect two directors on the Board of Directors of the Corporation (such directors, the “Preferred Directors”). The right of the holders of the Junior Preferred Stock to elect the Preferred Directors shall continue until all such accrued and unpaid dividends shall have been paid. At such time, the terms of any of the Preferred Directors shall terminate. At any time when the holders of the Junior Preferred Stock shall have thus become entitled to elect Preferred Directors, a special meeting of shareholders shall be called for the purpose of electing such Preferred Directors, to be held within 30 days after the right of the holders of the Junior Preferred Stock to elect such Preferred Directors shall arise, upon notice given in the manner provided by law or the by-laws of the Corporation for giving notice of a special meeting of shareholders (provided, however, that such a special meeting shall not be called if the annual meeting of shareholders is to convene within said 30 days). At any such special meeting or at any annual meeting at which the holders of the Junior Preferred Stock shall be entitled to elect Preferred Directors, the holders of a majority of the then outstanding Junior Preferred Stock present in person or by proxy shall be sufficient to constitute a quorum for the election of such directors. The persons elected by the holders of the Junior Preferred Stock at any meeting in accordance with the terms of the preceding sentence shall become directors on the date of such election.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends or, make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding-up) to the Junior Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares.

Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever, shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate, in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding-Up.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock unless prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (i) $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock are entitled immediately prior to such event under the provision in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc.

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption.

The shares of Junior Preferred Stock shall not be redeemable.

Section 9. Rank.

Unless otherwise provided in the Restated Certificate or a certificate of designation relating to a subsequent series of preferred stock of the Corporation, the Junior Preferred Stock shall rank junior to all other series of the Corporation’s preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and senior to the Common Stock of the Corporation.

Section 10. Amendment.

The Restated Certificate, as amended and restated, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the Junior Preferred Stock, voting together as a single series.

Section 11. Fractional Shares.

Junior Preferred stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Vice President and attested by its Secretary this 10th day of February, 1993.

/s/ Henry H. Gerkens
Vice President

ATTEST:

/s/ Michael L. Harvey
Secretary

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V03527-P88237 For Against Abstain For Against Abstain! ! !! ! !! ! !LANDSTAR SYSTEM, INC. LANDSTAR SYSTEM, INC. 13410 SUTTON PARK DRIVE SOUTH JACKSONVILLE, FL 32224 Nominees: 1b. James L. Liang 1a. David G. Bannister 3. Approval of board declassification amendment to the Company’s Restated Certificate of Incorporation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1c. George P. Scanlon 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023. 4. Advisory vote to approve executive compensation. 5. Advisory vote on frequency of advisory vote on executive compensation. NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2, 3 and 4. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain! ! !! ! !! ! !! ! ! !VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 9, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LSTR2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 9, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

V03528-P88237 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com. LANDSTAR SYSTEM, INC. Annual Meeting of Stockholders May 10, 2023 9:00 AM Eastern Time This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Michael K. Kneller and James P. Todd, jointly and severally, as Proxies, each with the powerto appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverseside, all of the shares of Common Stock of Landstar System, Inc., held of record by the undersigned on March 15, 2023, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/LSTR2023 on Wednesday, May 10, 2023, at 9:00 AM, Eastern Time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc., is related to or conditioned on the approval of other matters. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4 and 1 YEAR on proposal 5. Continued and to be signed on reverse side

Your Vote Counts! LANDSTAR SYSTEM, INC. 13410 SUTTON PARK DRIVE SOUTH JACKSONVILLE, FL 32224 LANDSTAR SYSTEM, INC. 2023 Annual Meeting Vote by May 9, 202311:59 PM ET You invested in LANDSTAR SYSTEM, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held virtually on May 10, 2023. Vote Virtually at the Meeting* May 10, 20239:00 AM EDT Virtually at:www.virtualshareholdermeeting.com/LSTR2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.comControl #V03549-P88237 Get informed before you vote View the Notice and Proxy Statement, Form 10-K and Shareholder Letter online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 26, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends V03550-P882371 Year 1. Election of Directors Nominees:1c. George P. Scanlon 1a. David G. Bannister 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023. 1b. James L. Liang 3. Approval of board declassification amendment to the Company’s Restated Certificate of Incorporation. 4. Advisory vote to approve executive compensation. 5. Advisory vote on frequency of advisory vote on executive compensation. NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. ForForForForForFor